Exhibit 10.1

EXECUTION COPY
Published CUSIP Number:__________ Revolving Credit CUSIP Number: __________

CREDIT AGREEMENT

Dated as of May 10, 2012

among

Sigma-Aldrich Corporation,

The Lenders Party Hereto,

and

Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Letter of Credit Issuer

Wells Fargo Securities, LLC,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
and
J.P. Morgan Securities LLC,
as Joint Lead Arrangers and Joint Bookrunners

Bank of America, N.A.
and
JPMorgan Chase Bank, N.A.,
as Co-Syndication Agents

U.S. Bank National Association
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
as Co-Documentation Agents

CREDIT AGREEMENT
THIS CREDIT AGREEMENT, dated as of May 10, 2012, is by and among SIGMA-ALDRICH CORPORATION, a Delaware corporation, the Lenders from time to time party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Letter of Credit Issuer.
W I T N E S S E T H:
WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $600,000,000 at any time outstanding (except as provided in Section 2.8(c));
WHEREAS, the proceeds of the revolving credit facility will be used by the Borrower for general corporate purposes and to refinance existing indebtedness; and
WHEREAS, the Lenders are willing to extend Revolving Commitments to make Loans and issue Letters of Credit to the Borrower hereunder, in each case, for the respective purposes provided herein and only on the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Section 1.1    Definitions. The following terms, as used herein, have the following meanings:
“Administrative Agent” means Wells Fargo in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.
“Administrative Agent-Related Persons” means the Administrative Agent (including any successor Administrative Agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that any Person which does not own, directly or indirectly, more than 15% of any class of voting securities (or other ownership interests) of such other Person shall not be deemed to “control” such Person. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower or any of its Subsidiary.
“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its

Base Rate Lending Office and (ii) in the case of its LIBOR Loans, its LIBOR Lending office.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee” has the meaning set forth in Section 9.6(c).
“Assignment and Assumption Agreement” has the meaning set forth in Section 9.6(c).
“Authorized Officer” means any of the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer, Corporate Controller or any Vice President and Chief Administrative Officer of the Borrower or any other officer designated by the Borrower in writing to the Administrative Agent, in each case acting singly.
“Bankruptcy Code” means chapter 11 of title 11 of the United States Code, 11 U.S.C. §101 et. seq.
“Base Rate” means, for any day, a rate of interest per annum (i) equal to the highest of (a) the Prime Rate for such day, (b) the sum of the Federal Funds Effective Rate for such day plus 1/2%, and (c) the LIBOR Base Rate for a one month interest period on such day plus 1% plus (ii) the Base Rate Margin.
“Base Rate Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Borrower and the Administrative Agent.
“Base Rate Loan” means a Loan bearing interest at the Base Rate.
“Base Rate Margin” means, with respect to Base Rate Loans at any time, the percentage rate per annum which is applicable at such time with respect to Base Rate Loans as set forth in the Pricing Schedule.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Board of Directors” means the board of directors of the Borrower as it may be constituted at any relevant time.
“Borrower” means Sigma-Aldrich Corporation, a Delaware corporation, and its successors.
“Borrowing” has the meaning set forth in Section 1.4.
“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Loans a day (other than a Saturday on Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for Letter of Credit Obligations or obligations of the Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as an asset and a liability on the face of a balance sheet of such Person in accordance with GAAP.
“Capitalization Ratio” means at any date the ratio of (x) Consolidated Debt, to (y) the sum of Consolidated Debt plus Consolidated Net Worth.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Code” means the Code of 1986, and the rules and regulations promulgated thereunder.
“Compliance Certificate” means a certificate delivered in accordance with Section 5.1(c).
“Consolidated Debt” means at any date the Debt of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date.
“Consolidated Net Worth” means, at any time: (a) the total assets of the Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries; minus (b) the total liabilities of the Borrower and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP; minus (c) any consolidated balance sheet foreign currency translation adjustment.
“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all fixed or contingent reimbursement obligations of such Person with respect to letters of credit, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, deferred compensation items, and like expense accruals arising in the ordinary course of business), except, in the case of property, to the extent that the rights and remedies of the obligor with respect to such obligations are limited to repossession or sale of such property, (v) all Capital Lease Obligations of such Person, (vi) all obligations of such Person for Swaps, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, (ix) all Synthetic Lease Obligations, and (x) all Debt of others Guaranteed by such Person. The amount of any Debt secured by a Lien pursuant to clause (vii) above shall be an amount equal to the lesser of (x) the aggregate outstanding amount of Debt secured by such Lien and (y) the greater of the aggregate book value and the aggregate fair market value of the assets subject to such Lien.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans, participations in Letter of Credit Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower, the Letter of Credit Issuer, the Swingline Lender and each Lender.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.1.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes or the clean up or other remediation thereof and any and all judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to the foregoing to which the Borrower or any Subsidiary is a party or which is otherwise applicable to the Borrower or any Subsidiary.
“Eligible Lender” means a financial institution mutually agreed upon by both Administrative Agent and Borrower, such consent shall not be unreasonably withheld.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, or any successor statute.
“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated, on or after the Effective Date, as a single employer under Section 414 of the Code.
“Event of Default” has the meaning set forth in Section 6.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 8.5(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure (other than as a result of a Change in Law) to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extending Lender” has the meaning set forth in Section 2.9(b)(ii).
“Existing Credit Agreement” means that certain Credit Agreement dated as February 23, 2005 among the Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and Letter of Credit Issuer, Wells Fargo Bank, National Association and Wachovia Capital Markets, LLC, as Joint Lead Arrangers, Wachovia Bank, N.A., as Syndication Agent, and U.S. Bank N.A., The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and ABN AMRO Bank N.V., as Co-Documentation Agents.
“Existing Letters of Credit” means those letters of credit existing on the Effective Date and identified on Schedule 1.1.
“Facility Fee Rate” has the meaning set forth in Section 2.7(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a

Business Day, the average of the quotations at approximately 9:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Letter” means any of the letter agreements, relating to certain agency and arrangement fees, between the Borrower and (i) Wells Fargo, in its capacity as Administrative Agent and Wells Fargo Securities, LLC, in its capacity as Joint Lead Arranger, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Joint Lead Arranger, and Bank of America, N.A., in its capacity as a Lender, and (iii) J.P. Morgan Securities LLC, in its capacity as Joint Lead Arranger, and JPMorgan Chase Bank, N.A., in its capacity as a Lender.
“Fiscal Quarter” means a fiscal quarter of the Borrower.
“Fiscal Year” means a fiscal year of the Borrower.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indemnified Taxes” means (a) Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Period” means, with respect to each LIBOR Loan, the period commencing on the date of such Borrowing and ending 1, 2, 3, 6, 9 or 12 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(i)
any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)
any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and

(iii)	any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.
“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.
“Issuance Request” shall have the meaning set forth in Section 2.15.4.
“Lender” means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.6(c), and their respective successors and assigns.
“Lending Office” means the LIBOR Lending Office or Base Rate Lending Office, as applicable.
“Letter of Credit” means a standby letter of credit issued pursuant to Section 2.15 and the Existing Letters of Credit.
“Letter of Credit Issuer” means Wells Fargo, as issuer of the Letters of Credit.
“Letter of Credit Issuer-Related Persons” means the Letter of Credit Issuer (including any successor Administrative Agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Letter of Credit Obligations” means, as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding, and (b) the aggregate undrawn face amount of the then outstanding Letters of Credit.
“Letter of Credit Sublimit” means an aggregate amount of $75,000,000.
“LIBOR Base Rate” means:
(A)    for any interest rate calculation with respect to a LIBOR Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR Base Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(B)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of the LIBOR Base Rate shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its LIBOR Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Administrative Agent.
“LIBOR Loan” means a Loan bearing interest at the LIBOR Rate.
“LIBOR Margin” means, with respect to LIBOR Loans at any time, the percentage rate per annum which is applicable at such time with respect to LIBOR Loans as set forth in the Pricing Schedule.
“LIBOR Rate” means, with respect to LIBOR Loans for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such asset, including any conditional sale or other title retention agreement.
“Loan” means a Revolving Loan or Swingline Loan, as the case may be.
“Loan Document” means this Agreement, the Fee Letters and any Notes issued hereunder and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any of its Subsidiaries in favor of or provided to the Administrative Agent in connection with this Agreement.
“Material Adverse Effect” means a material adverse effect on: (i) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Borrower to perform its obligations under the Loan Documents; or (iii) the legality, validity or enforceability of the Loan Documents.
“Material Debt” means Debt (other than the Obligations) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $30,000,000.
“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Letter of Credit Issuer in its sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a) (3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.5 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning set forth in Section 2.9(b)(ii).
“Notes” means the Revolving Notes and the Swingline Notes, and “Note” means any of the Revolving Notes or Swingline Notes.
“Notice of Borrowing” means a Notice of Borrowing (as defined in Section 2.2(a)) executed by a Senior Financial Officer.
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Letter of Credit Obligations, and all accrued and unpaid fees, expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment other than an assignment made pursuant to Section 8.5(b).
“Parent” means, with respect to any Lender, any Person controlling (as defined under the definition of “Affiliate” herein) such Lender.
“Participant” has the meaning set forth in Section 9.6(b).
“Participant Register” has the meaning specified in Section 9.6(b).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“Payment Office” means the main office of the Administrative Agent located in Charlotte, North Carolina.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Disposition” has the meaning set forth in Section 5.8(c).
“Permitted Lien” means:
(a)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(b)    carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens granted or arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person;
(d)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.1(j) or securing appeal or other surety bonds related to such judgments;
(e)    precautionary filings in respect of operating leases; and leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Subsidiary;
(f)    Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;
(g)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(h)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and
(i)    Liens to secure the performances of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Pricing Schedule” means the Pricing Schedule attached hereto as Schedule I.
“Prime Rate” means at any time the rate of interest per annum most recently announced within Wells Fargo as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Prime Rate shall be effective on the day the change is announced within Wells Fargo.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Letter of Credit Issuer, as applicable.
“Register” has the meaning set forth in Section 9.6(f).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Agreement” means a letter of credit application and reimbursement agreement in such form as the Letter of Credit Issuer may from time to time employ in the ordinary course of business. In the event of any inconsistency between the Agreement and any Reimbursement Agreement, this Agreement shall govern.
“Reimbursement Obligations” means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Letter of Credit Issuer and/or the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Letter of Credit Issuer and/or the Administrative Agent under or in respect of draws made under the Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means at any time Lenders having at least (i) 51% of the aggregate amount of the Revolving Commitments, and (ii) to the extent any Revolving Commitments have terminated, 51% of the aggregate Revolving Credit Exposure. The Revolving Commitment of any Defaulting Lender or, to the extent any Revolving Commitments have terminated, the Revolving Credit Exposure of any Defaulting Lender, shall be disregarded in determining Required Lenders at any time.
“Reserve Requirement” means, with respect to an Interest Period, the maximum, aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.
“Revolving Commitment” means, with respect to any Lender, the principal amount set forth opposite the name of such Lender on Schedule II hereto or in any Assignment and Assumption Agreement under the caption “Amount of Revolving Commitment”, and “Revolving Commitments” means such Revolving Commitments, collectively, which Revolving Commitments equal $600,000,000 in aggregate as of the Effective Date, as such amount may be changed from time to time pursuant to Section 2.8.
“Revolving Commitment Percentage” means, with respect to each Lender, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Revolving Commitment and the denominator of which is the aggregate amount of the Revolving Commitments of the Lenders.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Obligations and Swingline Loans at such time.
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Borrowing occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Revolving Loan” means a loan made by a Lender pursuant to Section 2.1 (a), which may be a Base Rate Loan or a LIBOR Loan.
“Revolving Loan Availability Period” means the period from and including the Effective Date to but not including the Revolving Loan Termination Date.
“Revolving Loan Termination Date” means May 10, 2017, subject to extension pursuant to Section 2.9(b).
“Revolving Note” means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Revolving Loans, and “Revolving Note” means any one of such promissory notes issued hereunder, as the same may be amended, supplemented or otherwise modified from time to time.
“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property that has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower or one of the Subsidiaries.
“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations (other than forward currency contracts) obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then and in each such case, the amount of such obligations shall be the net amount so determined.
“Swingline Commitment” means the lesser of (a) $50,000,000 and (b) the Revolving Commitment.
“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.
“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.
“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Synthetic Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which may be classified and accounted for as an operating lease or off-balance sheet liability for accounting purposes but as a secured or unsecured loan for tax purposes under the Code.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Voting Stock” means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of the Borrower, other than stock having such power only by reason of the happening of a contingency.
“Wells Fargo” means Wells Fargo Bank, National Association, in its individual capacity.
“Withholding Agent” means the Borrower and the Administrative Agent.
Section 1.2    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. If the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
Section 1.3    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any applicable law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable law.

Section 1.4    Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and, in the case of LIBOR Loans, for a single Interest Period. Borrowings may be classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Base Rate Borrowing” is a Borrowing comprised of Base Rate Loans, and a “LIBOR Borrowing” is a Borrowing comprised of LIBOR Loans).

ARTICLE II

THE CREDITS
Section 2.1    Commitments to Lend.
(a)    Revolving Loans. During the Revolving Loan Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower pursuant to this Section 2.1(a) from time to time; provided that (i) the Revolving Credit Exposure of any Lender shall not at any time exceed such Lender’s Revolving Commitment and (ii) the Revolving Credit Outstandings shall not exceed the Revolving Commitment. Each Borrowing under this Section 2.1(a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (or in the remaining unused portion of the Revolving Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolving Commitment Percentages. Within the foregoing limits, the Borrower may borrow under this Section 2.1, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time during the Revolving Loan Availability Period under this Section 2.1(a).
(b)    Swingline Loans.
(i)    During the Revolving Loan Availability Period, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower pursuant to this Section 2.1(b) from time to time; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment.
(ii)    Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Revolving Commitment Percentages and shall thereafter be reflected as Revolving Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Revolving Commitment Percentage of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Revolving Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Revolving Commitment Percentage of a Swingline Loan, nor shall any Lender’s Revolving Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Commitment Percentage of a Swingline Loan.
(iii)    The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 7.7 and which such Event of Default has not been waived by the Required

Lenders or the Lenders, as applicable).
(iv)    Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.1(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article III. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.1(b)(iv), one of the events described in Section 6.1(g) or (h) shall have occurred, each Lender will, on the date the applicable Revolving Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).
(v)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.1(b) shall be subject to the terms and conditions of Section 2.16 and Section 2.17.
Section 2.2    Notice of Borrowings.
(a)    Notice of Borrowings. The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than (x) 12:00 noon (Chicago time) on the date of each Base Rate Borrowing and each Borrowing comprised of a Swingline Loan and (y) 1:00 P.M. (Chicago time) on the third Business Day before each LIBOR Borrowing, specifying:
(i)    the date of such Borrowing, which shall be a Business Day,
(ii)    the aggregate amount of such Borrowing,
(iii)    whether the Loans comprising such Borrowing are to be Revolving Loans or Swingline Loans,
(iv)    in the case that the Loans comprising such Borrowing are to be Revolving Loans, whether such Loans are to be Base Rate Loans or LIBOR Loans, and
(v)    in the case of a LIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
(b)    Conversion and Continuation of Outstanding Advances. Base Rate Borrowings shall continue as Base Rate Borrowings unless and until such Base Rate Borrowings are converted into LIBOR Loans pursuant to this Section 2.2 or are repaid in accordance with this Article II. Each LIBOR Borrowing shall continue as a LIBOR Borrowing until the end of the then applicable Interest Period therefor, at which time such LIBOR Borrowing shall be automatically converted into a Base Rate Borrowing unless (x) such LIBOR Borrowing is or was repaid in accordance with this Article II or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such LIBOR

Borrowing continue as a LIBOR Borrowing for the same or another Interest Period. The Borrower may elect from time to time to convert all or any part of a Base Rate Borrowing into a LIBOR Borrowing, provided that the resulting Borrowings shall be in a minimum amount of $5,000,000. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Borrowing into a LIBOR Borrowing or continuation of a LIBOR Borrowing not later than 1:00 P.M. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:
(i)    the requested date, which shall be a Business Day, of such conversion or continuation,
(ii)    the aggregate amount of the Borrowing which is to be converted or continued and whether such Borrowing is a Base Rate Borrowing or a LIBOR Borrowing, and
(iii)    the amount of such Borrowing which is to be converted into or continued as a LIBOR Borrowing and the duration of the Interest Period applicable thereto.
In no event shall Borrower be permitted more than eight (8) Interest Periods outstanding at any one time under this Agreement.
Section 2.3    Notice to Lenders; Funding of Loans.
(a)    Upon receipt of a Notice of Borrowing the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.
(b)    Not later than 2:00 P.M. (Chicago time) on the date of each Borrowing, (i) each Lender therein shall (except as provided in subsection (c) of this Section 2.3) make available its share of such Borrowing to be made on such date, in funds immediately available, to the Administrative Agent at its address specified in or pursuant to Section 9.1 and (ii) the Swingline Lender shall make available the Swingline Loans to be made on such date, in funds immediately available to the Administrative Agent at its address specified in or pursuant to Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders and the Swingline Lender available to the Borrower at the Administrative Agent’s aforesaid address.
(c)    If new Loans are to be made hereunder on a day on which the Borrower is to prepay or repay all or any part of outstanding Loans, the Lenders shall apply the proceeds of the new Loans to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being prepaid or repaid shall be made available by the Lenders to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be. In such case, the incurrence of such new Loans and the prepayment or repayment of such outstanding Loans shall be deemed to have occurred simultaneously.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.
Section 2.4    Evidence of Loans. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts and records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Section 2.5    Maturity of Loans. Each Loan shall mature, and the principal amount thereof and all accrued and unpaid interest thereon shall be due and payable in full, on the Revolving Loan Termination Date.
Section 2.6    Interest Rates.
(a)    Each Revolving Loan that is a Base Rate Loan and each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or, in the case of any Revolving Loan is converted to a LIBOR Loan, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on the last Business Day of each calendar quarter. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to, but excluding, the date of the actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.
(b)    Each Revolving Loan that is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the applicable LIBOR Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any LIBOR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to, but excluding, the date of actual payment, at a rate per annum equal to the sum of two percent (2%) plus the higher of (i) the Base Rate for such day, or (ii) the LIBOR Rate for the applicable Interest Period, and thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate for such day.
(c)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders by facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
Section 2.7    Loan Fees.
(a)    Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders ratably a facility fee at the applicable percentage rate per annum as set forth in the Pricing Schedule (the “Facility Fee Rate”). Such facility fee shall accrue each day from and including the Effective Date to but excluding the Termination Date, on the aggregate amount of the Revolving Commitments (whether used or unused) on such date.
(b)    Administrative Agent’s and Arrangers’ Fees. The Borrower shall pay to the Administrative Agent and the Joint Lead Arrangers, for their own accounts, as and when due the fees set forth in the Fee Letters.
(c)    Payments. Accrued fees under clauses (a) and (b) of this Section 2.7 shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date.
Section 2.8    Optional Termination, Reduction or Increase of Commitments.
(a)    The Borrower may, upon at least three (3) Business Days’ notice to the Administrative Agent, terminate the Revolving Commitments at any time, if no Revolving Loans, Letter of Credit Obligations or Swingline Loans are outstanding at such time.
(b)    The Borrower may, upon at least three (3) Business Days’ notice to the Administrative Agent, ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $5,000,000 the aggregate amount of the Revolving Commitments in excess of the aggregate outstanding principal amount of the Revolving Loans, Letter of Credit Obligations and Swingline Loans. Each such termination or reduction shall be permanent.
(c)    (i)    Borrower may at any time, by notice to the Administrative Agent, propose that the Revolving Commitments be increased (the amount of such increase being a “Revolving Commitment Increase”), effective as at a date prior to the Revolving Loan Termination Date (an “Increase Date”) as to which agreement is to be reached by an earlier date specified in such notice (a “Increase Commitment Date”); provided, however, that (a) the Borrower may not propose more than two Revolving Commitment Increases in any calendar year, (b) the Borrower shall cause the Increase Date to occur on a date which is the end of the applicable Interest Period for all Loans then outstanding (and for this purpose the Borrower shall cause Interest Periods to be selected in such manner to effect the foregoing), (c) the minimum proposed Revolving Commitment Increase per notice shall be $10,000,000, (d) in no event shall the Revolving Commitments at any time exceed $900,000,000, (e) the Borrower shall have delivered to the Administrative Agent all necessary corporate resolutions authorizing such Revolving Commitment Increase and any related borrowings, together with customary legal opinions and such other certificates and documentation reasonably requested by the Administrative Agent in connection with such Revolving Commitment Increase and (f) no Default shall have occurred and be continuing on such Increase Date. The Administrative Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. Each of the Lenders shall have the opportunity to increase its Revolving Commitment by a ratable amount of the proposed Revolving Commitment Increase. If one or more of the Lenders is not willing to increase its Revolving Commitment on a ratable basis (provided, that failure of a Lender to respond shall be deemed an indication of unwillingness), then the Administrative Agent agrees that it will cooperate with the Borrower in discussions with the Lenders and other Eligible Lenders with a view to arranging the proposed Revolving Commitment Increase through the increase of the Revolving Commitments of, first, one or more of the Lenders (each such Lender that is willing to increase its Revolving Commitment hereunder being an “Increasing Lender”) and, if the existing Lenders are not willing, in the aggregate, to increase their Revolving Commitments by the amount of the requested Revolving Commitment Increase, then, subject to the provisions of applicable law, by the addition of one or more other Eligible Lenders reasonably acceptable to the Borrower and the Administrative Agent (each an “Assuming Lender”) as Lenders and as parties to this Agreement. If the Increasing Lenders agree to increase their respective Revolving Commitments by an aggregate amount in excess of the proposed Revolving Commitment Increase, the proposed Revolving Commitment Increase shall be allocated among such Increasing Lenders in proportion to their respective Revolving Commitments immediately prior to the Increase Date. Any Lender offered or approached to provide all or a portion of any Revolving Commitment Increase may elect or decline, in its sole discretion, to provide such Revolving Commitment Increase, and any Lender that does not respond to any such request shall be deemed to have declined to provide any portion of such Revolving Commitment Increase. If agreement is reached on or prior to the applicable Increase Commitment Date with any Increasing Lenders and Assuming Lenders as to a Revolving Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Borrower), such agreement to be evidenced by a notice in reasonable detail from the Administrative Agent to the Borrower on or prior to the applicable Increase Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date and the Revolving Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided, that:
(w)    the Administrative Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (Chicago time) on the applicable Increase Date a certificate executed by both an Authorized Officer and the secretary of the Borrower, stating that the resolutions adopted by the Board of Directors of the Borrower prior to such Increase Date authorizing the Borrower to borrow Revolving Loans pursuant to this Agreement from time to time in an aggregate principal amount at any one time outstanding not in excess of $900,000,000 remain in full force and effect and have not been modified or rescinded or attaching and certifying, if applicable, any amendments to such resolutions or supplemental borrowing resolutions;
(x)    The Administrative Agent shall have received from the Borrower duly executed and delivered (1) upon the request of any Assuming Lender, if any, or any Increasing Lender, Revolving Notes payable to the order of such Assuming Lender or Increasing Lender, as applicable, dated as of the applicable Increase Date, in a principal amount equal to such Lender’s Revolving Commitment after giving effect to the relevant Revolving Commitment Increase, and substantially in the form of Exhibit A-1. (The Administrative Agent, upon receipt of any such Revolving Notes, shall promptly deliver such Revolving Notes to the respective Assuming Lenders and Increasing Lenders, and upon receipt of such Revolving Notes, each Increasing Lender agrees to return to the Borrower the Revolving Notes, if any, theretofore issued to it pursuant to this Agreement);
(y)    each such Assuming Lender shall have delivered to the Administrative Agent, by no later than 10:00 A.M. (Chicago time) on such Increase Date, an appropriate Lender Assumption Agreement in substantially the form of Exhibit G hereto, duly executed by such Assuming Lender and the Borrower; and
(z)    each such Increasing Lender shall have delivered to the Administrative Agent by, not later than 10:00 A.M. (Chicago time) on such Increase Date, a confirmation in writing reasonably satisfactory to the Administrative Agent as to its increased Revolving Commitment.
(ii)    In the event that the Administrative Agent shall have received notice from the Borrower as to its agreement to a Revolving Commitment Increase on or prior to the applicable Increase Commitment Date and each of the actions provided for in clauses (i)(w) through (i)(z) above shall have occurred prior to 10:00 A.M. (Chicago time) on the applicable Increase Date to the satisfaction of the Administrative Agent, the Administrative Agent shall promptly notify the Lenders (including any Assuming Lenders) and the Borrower of the occurrence of such Revolving Commitment Increase and shall record in its records the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (Chicago time) on the applicable Increase Date, make available to the Administrative Agent in accordance with the provisions of Section 2.3(b), in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender’s ratable portion of the Revolving Commitments then outstanding (calculated based on its Revolving Commitment Percentage), or, in the case of an Increasing Lender, an amount equal to the excess of (a) such Increasing Lender’s ratable portion of the Revolving Commitments then outstanding after giving effect to the relevant Revolving Commitment Increase over (b) such Increasing Lender’s ratable portion of the Revolving Commitments then outstanding before giving effect to the relevant Revolving Commitment Increase. After the Administrative Agent’s receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will, if necessary, promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective applicable Lending Office in an amount to each other Lender such that the aggregate amount of the outstanding Revolving Commitments owing to each Lender after giving effect to such distribution equals such Lender’s ratable portion of the Revolving Commitments then outstanding after giving effect to the relevant Revolving Commitment Increase.
(iii)    In the event that the Administrative Agent shall not have received notice from the Borrower as to such agreement on or prior to the applicable Increase Commitment Date or the Borrower shall, by notice to the Administrative Agent prior to the applicable Increase Date, withdraw its proposal for a Revolving Commitment Increase or any of the actions provided for above in clauses (i)(w) through (i)(z) shall not have occurred by 10:00 A.M. (Chicago time) on such Increase Date, such proposal by the Borrower shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(w) through (i)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.
Section 2.9    Mandatory Termination of Revolving Commitments; Extension of Revolving Commitments.
(a)    The Revolving Commitments shall terminate on the Revolving Loan Termination Date, and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.
(b)    (i)    The Borrower may request a one-year extension of the Revolving Loan Termination Date by submitting a written request for an extension to the Administrative Agent (an “Extension Request”) no earlier than 90 days but not later than 45 days prior to the first and/or second anniversary of the Effective Date (such anniversary being an “Anniversary Date”). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender with a Revolving Commitment thereof and shall request each such Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no earlier than 30 days but no later than 20 days prior to such Anniversary Date (it being understood and agreed that such consent may be given or withheld in such Lender’s sole and absolute discretion). If any Lender with a Revolving Commitment shall fail to notify the Administrative Agent in writing of its consent to any such request for extension of the Revolving Loan Termination Date by the 20th day prior to such Anniversary Date, such Lender shall be deemed to be a Non-Extending Lender (as defined below) with respect to such request. The election of any Lender to agree to an Extension Request shall not obligate any other Lender to so agree. The Administrative Agent shall deliver to the Borrower written notification of the Lenders’ decisions no later than 15 days prior to such Anniversary Date.
(ii)    If all of the Lenders consent in writing to any such request in accordance with Section 2.9(b)(i), the Revolving Loan Termination Date in effect at such time shall, effective as at such next Anniversary Date (the “Extension Date”), be extended for one calendar year; provided that no such extension shall become effective under this sentence unless, (i) on the applicable Extension Date, (x), no Default or Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of such Extension Date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer or treasurer of the Borrower and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such extension. If Lenders holding more than 50% of the Revolving Commitments, but less than all of the Lenders with Revolving Commitments, consent in writing to any such request in accordance with Section 2.9(b)(i), unless the Borrower shall deliver written notice to the Administrative Agent terminating such requested extension not less than ten Business Days prior to the proposed Extension Date (it being understood and agreed that any Extension Request issued in connection with any such terminated extension shall constitute an Extension Request for purposes of determining the then remaining available number of Extension Requests under Section 2.9(b)(i)), the Revolving Loan Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each an “Extending Lender”) but shall not be extended as to any other Lender (each a “Non-Extending Lender”). To the extent that the Revolving Loan Termination Date is not extended as to any Lender pursuant to this Section 2.9(b) and the Revolving Commitment of such Lender is not assumed in accordance with Section 2.9(b)(iii) on or prior to the applicable Extension Date, the Revolving Commitment of such Non-Extending Lender shall automatically terminate in whole on such unextended Revolving Loan Termination Date without any further notice or other action by the Borrower, such Lender or any other Person and the Borrower shall pay all Revolving Loans, together with accrued but unpaid interest thereon, and all other amounts owing under this Agreement to such Non-Extending Lender on such unextended Revolving Loan Termination Date; provided that such Non- Extending Lender shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Loans and other obligations of the Borrower hereunder and termination of the applicable agreement. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Revolving Loan Termination Date.
(iii)    If less than all of the Lenders consent to any such request pursuant to Section 2.9(b)(i), the Borrower may arrange for one or more Persons (who may be Extending Lenders) acceptable to the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender (each an “Extension Assuming Lender”) (x) to assume, effective as of the Extension Date or such other date as may be agreed among the Borrower, the Non- Extending Lender, such Extension Assuming Lender and the Administrative Agent, any Non- Extending Lender’s Revolving Commitment and all of the obligations of such Non- Extending Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non- Extending Lender and (y) to accept, effective as of the Extension Date or such later date as any Extension Assuming Lender executes and delivers an Assignment and Assumption Agreement, the Revolving Loan Termination Date applicable to Extending Lenders; provided, however, that the amount of the Revolving Commitment of any such Extension Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Revolving Commitment of such Non- Extending Lender is less than $5,000,000, in which case such Extension Assuming Lender shall assume all of such lesser amount; and provided further that:

(1)
any such Extension Assuming Lender shall have paid to such Non- Extending Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Revolving Loans, if any, owing to such Non- Extending Lender plus (B) any accrued but unpaid commitment fees owing to such Non- Extending Lender as of the effective date of such assignment;

(2)
all additional accrued and unpaid cost reimbursements, expense reimbursements and indemnities payable to such Non- Extending Lender pursuant to Section 9.3, and all other accrued and unpaid amounts owing to such Non- Extending Lender hereunder, as of the effective date of such assignment shall have been paid to such Non- Extending Lender; and

(3)	with respect to any such Extension Assuming Lender, the applicable processing and recordation fee required under Section 9.6(c) for such assignment shall have been paid;
provided further that such Non- Extending Lender shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Revolving Loans and other obligations of the Borrower hereunder and termination of the applicable agreement. At least three Business Days prior to any Extension Date, (A) each such Extension Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Assumption Agreement, duly executed by such Extension Assuming Lender, such Non- Extending Lender, the Borrower and the Administrative Agent, (B) any such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent (acting reasonably) as to the increase in the amount of its Revolving Commitment and (C) each Non- Extending Lender being replaced pursuant to this Section 2.9(b) shall have delivered to the Administrative Agent any Revolving Note held by such Non- Extending Lender. Upon the payment of all amounts referred to in clauses (1), (2) and (3) of this Section 2.9(b)(iii), each such Extension Assuming Lender, as of the Extension Date, will be substituted for such Non- Extending Lender under this Credit Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non- Extending Lender hereunder arising after the Extension Date shall, by the provisions hereof, be released and discharged.
(iv)    If Lenders holding more than 50% of the Revolving Commitments (after giving effect to any assignments pursuant to Section 2.9(b)(iii)) consent in a writing delivered to the Administrative Agent to a requested extension (whether by execution or delivery of an Assignment and Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as (i) on the Extension Date, (x), no Default or Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality shall be true and correct in all respects) on and as of such Extension Date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer or treasurer of the Borrower and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such extension, the Revolving Loan Termination Date then in effect shall be extended for the additional one-year period as described in Section 2.9(b)(ii), and all references in this Agreement, and in any Revolving Notes to the “Revolving Loan Termination Date” shall, with respect to each Extending Lender and each Extension Assuming Lender for such Extension Date, refer to the Revolving Loan Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Extension Assuming Lender) of the extension of the scheduled Revolving Loan Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Extension Assuming Lender.
Section 2.10    Prepayments.
(a)    The Borrower may, (i) upon at least one (1) Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing (other than a Swingline Loan) and (ii) upon at least three (3) Business Days’ notice to the Administrative Agent, prepay, subject to Section 2.12, any LIBOR Borrowing, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing. The Borrower may prepay any Swingline Loan without penalty on the same Business Day’s notice and in amounts aggregating $100,000 or any larger multiple of $100,000.
(b)    Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower; provided, however, that the Borrower may reborrow Loans at any time during the Revolving Loan Availability Period subject to Section 2.1(a).

Section 2.11    General Provisions as to Payments.
(a)    The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than Noon (Chicago time) on the date when due, in Federal or other funds immediately available to the Administrative Agent at its Payment Office without set-off, counterclaim or deduction of any kind. The Administrative Agent will promptly distribute to each Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the LIBOR Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments by Borrower hereunder shall be made without deduction, set-off, recoupment or counterclaim of any kind, subject to compliance with Section 2.14 of this Agreement.
(b)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.
Section 2.12    Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Loan or any LIBOR Loan is converted to a different type of Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any LIBOR Loans after notice has been given to any Lender in accordance with Section 2.3(a), or fails to borrow, prepay, convert or continue any LIBOR Loan after notice has been given to any Lender in accordance with Section 2.2, 2.3(a) or 2.10(a), or Article VIII, or any Lender shall be replaced pursuant to Section 8.5(b), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Lender shall have delivered to the Borrower a certificate explaining in reasonable detail the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.
Section 2.13    Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days, provided that interest on Base Rate Loans when the Base Rate is determined by the Prime Rate shall be computed on the basis of a year of 365 days or 366 days (as applicable), and in any case shall be paid for the actual number of days elapsed (including the first day but excluding the last day).
Section 2.14    Withholding Tax Exemption.
(a)    Letter of Credit Issuer. For purposes of this Section 2.14, the term “Lender” includes any Letter of Credit Issuer.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement or any Note shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable, out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any Note shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Indemnification of the Administrative Agent. Each Lender shall severally indemnify the Administrative Agent within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). The agreements in paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.
(i)    Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.15    Letters of Credit.
Section 2.15.1    Issuance of Letters of Credit. From and after the date hereof to but not including the fifth Business Day prior to Revolving Credit Termination Date, the Letter of Credit Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Letters of Credit; provided, however, that the Letter of Credit Issuer shall not be under any obligation to issue, and shall not issue, any Letter of Credit if:
(a)    (i) any order, judgment or decree of any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of Letters of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Letter of Credit Issuer as of the date of this Agreement and which the Letter of Credit Issuer in good faith deems material to it (the Letter of Credit Issuer shall promptly notify the Borrower of any event which, in the judgment of the Letter of Credit Issuer, would preclude the issuance of a Letter of Credit pursuant to this clause (i)); (ii) one or more of the conditions to such issuance contained in Section 3.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Letter of Credit Obligations would exceed the Letter of Credit Sublimit.
(b)    after giving effect to such issuance, the Revolving Credit Outstandings would exceed the Revolving Commitment;
(c)    the expiration date of any Letter of Credit (including, without limitation, Letters of Credit issued with an automatic “evergreen” provision providing for renewal absent advance notice by the Borrower or the Letter of Credit Issuer), or the date for payment of any draft presented thereunder and accepted by the Letter of Credit Issuer, would be later than the earlier of (i) one year after the date of issuance and (ii) five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above); or
(d)    any Letter of Credit is for a purpose not approved by the Letter of Credit Issuer in its reasonable commercial discretion.
Section 2.15.2    Participating Interests. Immediately upon the issuance by the Letter of Credit Issuer of a Letter of Credit in accordance with Section 2.15.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse, representation or warranty, an undivided participation interest equal to its Revolving Commitment Percentage of the face amount of such Letter of Credit and each draw paid by the Letter of Credit Issuer thereunder. Each Lender’s obligation to pay its proportionate share of all draws under the Letters of Credit, absent gross negligence or willful misconduct by the Letter of Credit Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.
Section 2.15.3    Letter of Credit Reimbursement Obligations.
(a)    The Borrower agrees to pay to the Letter of Credit Issuer (i) on each date that any amount is drawn under each Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.15.6 or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 2.15.3 until payment in full at the Base Rate plus 2.00% per annum. The Borrower agrees to pay to the Letter of Credit Issuer the amount of all Reimbursement Obligations owing in respect of any Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any instrument executed pursuant hereto; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Letter of Credit Issuer has determined in good faith complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or material impairment of any security for the performance or observance of any of the terms hereof.

(b)    Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Letter of Credit Issuer for amounts which the Letter of Credit Issuer pays under such Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make Revolving Loans that are Base Rate Loans under this Agreement in an aggregate principal amount equal to such unreimbursed Reimbursement Obligations. The Administrative Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.2 or 2.3, each Lender shall make available to the Administrative Agent its Revolving Loan in the manner prescribed for Base Rate Loans. The proceeds of such Loans shall be paid over by the Administrative Agent to the Letter of Credit Issuer for the account of the Borrower in satisfaction of such unreimbursed Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Base Rate Loan.
(c)    If the Letter of Credit Issuer makes a payment on account of any Letter of Credit and is not concurrently reimbursed therefore by the Borrower and if for any reason a Base Rate Loan may not be made pursuant to subsection 2.15.3(b), then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Administrative Agent for the account of the Letter of Credit Issuer, in immediately available funds, the purchase price for such Lender’s interest in such unreimbursed Reimbursement Obligations, which shall be an amount equal to such Lender’s pro-rata share of such payment. Each Lender shall, upon demand by the Letter of Credit Issuer, pay the Letter of Credit Issuer interest on such Lender’s pro-rata share of such draw from the date of payment by the Letter of Credit Issuer on account of such Letter of Credit until the date of delivery of such funds to the Letter of Credit Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Letter of Credit Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Letters of Credit.
(d)    At any time after the Letter of Credit Issuer has made a payment on account of any Letter of Credit and has received from any other Lender such Lender’s pro-rata share of such payment, such Letter of Credit Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Instrument executed pursuant hereto but excluding any transfer of funds from any other Lender pursuant to subsection 2.15.3(b)), transfer to such other Lender such other Lender’s ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time such Letter of Credit Issuer has made a payment on account of any Letter of Credit; provided, further, that in the event that the receipt by the Letter of Credit Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Letter of Credit Issuer any portion thereof previously transferred by the Letter of Credit Issuer to such Lender, but without interest to the extent that interest is not payable by the Letter of Credit Issuer in connection therewith.
Section 2.15.4    Procedure for Issuance. Prior to the issuance of each Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Letter of Credit Issuer (with a copy to the Administrative Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Letter of Credit shall be reasonably satisfactory to the Letter of Credit Issuer. Each Letter of Credit shall be issued no earlier than two Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Letter of Credit Issuer by facsimile transmission or other electronic means followed by delivery of executed originals within five days thereafter. The documents so delivered shall be in compliance with the requirements set forth in subsection 2.15.1(b), and shall specify therein (i) the stated amount of the Letter of Credit requested, (ii) the effective date of issuance of such requested Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Letter of Credit is to expire, (iv) the entity for whose benefit the requested Letter of Credit is to be issued, which shall be either Borrower or a Subsidiary, and (v) the aggregate amount of Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an “Issuance Request” for purposes of this Agreement. Subject to the terms and conditions of Section 2.15.1 and provided that the applicable conditions set forth in Section 3.2 hereof have been satisfied, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Issuer’s usual and customary business practices. In addition, any amendment of an existing Letter of Credit shall be deemed to be an issuance of a new Letter of Credit and shall be subject to the requirements set forth above. The Letter of Credit Issuer shall give the Administrative Agent prompt written notice of the issuance of any Letter of Credit.
Section 2.15.5    Nature of the Lenders’ Obligations.
(a)    As between the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Letter of Credit Issuer in order to draw upon such Letter of Credit (other than a failure to satisfy documentary conditions to drawing where payment of the Letter of Credit despite such failure would constitute gross negligence or willful misconduct of the Letter of Credit Issuer); (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or other electronic transmission, or otherwise; (v) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (vi) any consequences arising from causes beyond control of the Letter of Credit Issuer.
(b)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth (including in subsection 2.15.3(a)), any action taken or omitted by the Letter of Credit Issuer under or in connection with the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Letter of Credit Issuer or any such Person.
Section 2.15.6    Letter of Credit Fees. The Borrower hereby agrees to pay letter of credit fees with respect to each Letter of Credit from and including the date of issuance thereof until the date such Letter of Credit is fully drawn, canceled or expired, (a) for the account of the Letter of Credit Issuer, an issuance fee equal to 1/8 of 1% of the initial face amount of such Letter of Credit, payable on the date of issuance, and (b) for the ratable account of the Lenders, a per annum percentage of the aggregate amount from time to time available to be drawn on such Letter of Credit equal to the LIBOR Margin from time to time in effect, payable quarterly in arrears on the last day of each calendar quarter of each year, and upon the expiration, cancellation or utilization in full of such Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Letter of Credit Issuer any other administrative fees customarily charged by it in respect of Letters of Credit issued by it to the extent such administrative fees are previously disclosed to the Borrower by the Letter of Credit Issuer prior to the issuance of a Letter of Credit.
Section 2.15.7    Cash Collateralization at Maturity of Loans. On the fifth Business Day prior to the Revolving Credit Termination Date, the Borrower shall deposit with the Administrative Agent an amount in immediately available funds equal to 105% of the undrawn portion of all Letters of Credit then outstanding, such amount to be held in a separate segregated cash collateral account to secure the Letter of Credit Obligations relating to such undrawn portion pursuant to documentation in form and substance satisfactory to the Administrative Agent in all respects. Such documentation shall contain, among other things, a representation and warranty that such funds are free of all other Liens and that the Administrative Agent, for the benefit of itself and the Lenders, has a first perfected security interest therein to secure such Letter of Credit Obligations.
Section 2.15.8    Applicability of Defaulting Lender Provision. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.15 shall be subject to the terms and conditions of Section 2.16 and Section 2.17.
Section 2.16    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Letter of Credit Issuer and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv)) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender as herein provided , or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.16 or Section 2.17 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Letter of Credit Issuer and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.16 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 2.17, the Person providing Cash Collateral, the Letter of Credit Issuer and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
Section 2.17    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Letter of Credit Issuer and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which such Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Revolving Commitment Percentage of the stated amount of Letters of Credit and Swingline Loans for which it has provided Cash Collateral pursuant to Section 2.16.
(B)    With respect to any Facility Fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Letter of Credit Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments under the applicable Facility (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Letter of Credit Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III

CONDITIONS

Section 3.1    Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5):
(a)    receipt by the Administrative Agent of counterparts hereof signed in number sufficient for each party by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);
(b)    receipt by the Administrative Agent of a duly executed Revolving Note in favor of each

Lender requesting a Revolving Note and a duly executed Swingline Note in favor of the Swingline Lender (if requested thereby);
(c)    receipt by the Administrative Agent of an opinion of Bryan Cave LLP, special counsel for the Borrower, substantially in the form of Exhibit B hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;
(d)    receipt by the Administrative Agent of all fees payable on or prior to the Effective Date;
(e)    receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower and the corporate authority for and the validity of this Agreement and the Notes, all in form and substance satisfactory to the Administrative Agent;
(f)    since December 31, 2011 there has been no event, condition or occurrence that could have a Material Adverse Effect; and
(g)    the Existing Credit Agreement and the commitments thereunder shall have been (or will be concurrently) fully terminated and all “Obligations” outstanding under and defined therein shall be fully paid;
provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 15, 2012. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
Section 3.2    Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing and the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject to the satisfaction of the following conditions:
(a)    immediately after making such Loan or issuing such Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Obligations will not exceed the aggregate amount of the Revolving Commitments;
(b)    immediately after making such Loan or issuing such Letter of Credit, the Capitalization Ratio will not be more than 0.65 to 1.0 (provided that, for purposes of determining the Capitalization Ratio in this Section 3.2(b), Consolidated Debt shall be determined as of the date of such Borrowing or issuance of such Letter of Credit (after giving effect to such Loan or Letter of Credit and the use of proceeds thereof) and the Consolidated Net Worth shall be determined as of the last day of the most recently ended Fiscal Quarter);
(c)    the fact that, immediately before and after making such Loan or issuing such Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and
(d)    the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects (or, to the extent qualified by materiality or material adverse effect, in all respects) on and as of the date of such Borrowing, provided that the representation and warranty contained in Section 4.4(b), 4.5 and 4.7 shall apply only to the first borrowing hereunder.
The acceptance of the proceeds of each Loan hereunder and each request to issue a Letter of Credit pursuant hereto shall be deemed to be a representation and warranty by the Borrower on the date of such Loan as to the facts specified in clauses (a), (b), (c) and (d) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
Section 4.1    Corporate Existence and Power. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, (ii) has all corporate powers required to carry on its business as now conducted and (iii) has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect on the business, consolidated financial position or results of operations of the Borrower and its Subsidiaries considered as a whole or a Material Adverse Effect.
Section 4.2    Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by laws of the Borrower or of any judgment, injunction, order or decree, or of any material agreement or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any material asset of the Borrower or any of its Subsidiaries.
Section 4.3    Binding Effect. This Agreement constitutes a legal, valid and binding agreement of the Borrower, and the Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors’ rights generally and subject to the discretion of courts in applying equitable remedies.
Section 4.4    Financial Information.
(a)    The audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2011, and the related consolidated statements of income, cash flows and shareholders’ equity for the Fiscal Year then ended, set forth in the Borrower’s annual report on Form 10-K, a copy of which annual report has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
(b)    Since December 31, 2011, there has been no event, condition or occurrence that could have a Material Adverse Effect.
Section 4.5    Litigation. Except as described on Schedule 4.5, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.
Section 4.6    Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as described on Schedule 4.6, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
Section 4.7    Environmental Matters. In the ordinary course of its business, the Borrower conducts a review at such times as it deems prudent of the effect of Environmental Laws on the properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.
Section 4.8    Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material income tax returns which are required to be filed by them, taking into account any filing extensions for any such returns, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings for which adequate reserves have been established as required by GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
Section 4.9    Subsidiaries. Schedule 4.9 hereto contains an accurate list of all of the Borrower’s Subsidiaries, setting forth their respective jurisdictions of incorporation or formation and the percentage of their capital stock or other ownership interests owned by the Borrower or other Subsidiaries. Each of the Borrower’s corporate Subsidiaries that is material to the business or operations of the Borrower and its Subsidiaries, considered as a whole, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.
Section 4.10    Full Disclosure. All information heretofore furnished in writing by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished in writing by the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could reasonably be expected to have a Material Adverse Effect.
Section 4.11    Investment Company. Neither the Borrower nor any of its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.
Section 4.12    Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
Section 4.13    Default or Event of Default. On the date hereof, no Default or Event of Default has occurred and is continuing.
Section 4.14    Liens. As of the date hereof neither the Borrower nor any of its Subsidiaries has incurred any Lien other than those permitted pursuant to Section 5.7.
Section 4.15    Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Debt.
Section 4.16    OFAC. Neither the Borrower nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act, (iii) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any of the Loans or Letters of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
ARTICLE V

COVENANTS
The Borrower agrees that, so long as any Revolving Commitment or Letter of Credit remains outstanding hereunder or any amount payable under any of the Loan Documents remains unpaid:
Section 5.1    Information. The Borrower will deliver to each of the Lenders:
(a)    as soon as available, but in any event by the earlier of (x) the date that is 105 days after the end of each Fiscal Year of the Borrower and (y) 15 days after the date the Borrower is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise), audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, cash flows and shareholders’ equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, with an unqualified opinion of independent public accountants of nationally recognized standing in a manner acceptable to the Securities and Exchange Commission;
(b)    other than with respect to the last Fiscal Quarter of each Fiscal Year, as soon as available, but in any event by the earlier of the date that is 60 days after the end of each Fiscal Quarter of the Borrower and not later than 15 days after the date the Borrower is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise), (i) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, (ii) the related consolidated statements of income for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, and (iii) cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the equivalent period and the previous year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the Senior Financial Officer of the Borrower; provided, however, that delivery to the Lenders within the time period specified above of copies of the Borrower’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor, and as filed with the Securities Exchange Commission, shall be deemed to satisfy the requirements of this Section 5.1(b);
(c)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate (“Compliance Certificate”) of the Senior Financial Officer of the Borrower substantially in the form of Exhibit D hereto (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.5 (as of the last day of the most recently completed Fiscal Quarter) and 5.11 on the date of such financial statements and the application of the Pricing Schedule, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)    within five days after the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of the Senior Financial Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(e)    within fifteen days after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    within fifteen days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;
(g)    if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which would constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Senior Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;
(h)    promptly after any Senior Financial Officer of the Borrower obtains knowledge of any change by Moody’s or S&P of the rating of the Borrower’s outstanding senior unsecured long term debt securities, notice of such change;

(i)    promptly after the Borrower obtains knowledge of the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which, in each case, could reasonably be expected to result in a Material Adverse Effect; and
(j)    from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request; provided, however, that if such additional information is non public proprietary and confidential information of the Borrower or any Subsidiary, the Borrower may require a confidentiality agreement reasonably acceptable to the Borrower from such Lender prior to providing such information to such Lender.
Section 5.2    Maintenance of Property; Insurances.
(a)    The Borrower will cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Borrower from (i) discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Lenders, or (ii) consummating a Permitted Disposition.
(b)    The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary’s own name) insurance on such of their respective properties in such amounts and against such risks (and with such risk retention) as the Borrower, in the exercise of its reasonable judgment, deems necessary or appropriate.
Section 5.3    Conduct of Business and Maintenance of Existence. The Borrower will, and will cause each Subsidiary to, (a) substantially continue to engage in the chemicals business or businesses ancillary thereto, and (b) preserve, renew and keep in full force and effect (i) their corporate existence and (ii) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, provided, however, that the Borrower shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Lenders; and provided further, that nothing in this Section shall prevent the Borrower from consummating a Permitted Disposition.
Section 5.4    Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
Section 5.5    Capitalization Ratio. The Capitalization Ratio will not be, as of the last day of any Fiscal Quarter, more than 0.65 to 1.0.
Section 5.6    [Reserved].
Section 5.7    Negative Pledge. Neither the Borrower nor any Subsidiary shall incur or suffer to exist any Lien, except:

(a)    Liens to secure Debt existing on the Effective Date and described on Schedule 5.7 hereto;
(b)    Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancing or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clause (a) as long as such Lien does not extend to any other property and the original amount of the Debt so secured is not increased;
(c)    Liens (other than Permitted Liens) arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any contingent or fixed obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;
(d)    Liens not otherwise permitted by clauses (a) and (b) of this Section 5.7 securing Debt if, after giving effect thereto, the aggregate amount outstanding of Debt secured by Liens under clauses (a), (b) and (d) of this Section 5.7, together with the aggregate amount outstanding of unsecured Debt of the Subsidiaries, does not exceed at any time 25% of Consolidated Net Worth;
(e)    Permitted Liens; and
(f)    Liens on cash collateral granted in favor of any Lenders and/or Letter of Credit Issuer created as a result of any requirement or option to cash collateralize pursuant to this Agreement.
Section 5.8    Consolidations, Mergers and Sales of Assets. (a)    Neither the Borrower nor any Subsidiary will consolidate or merge with or into any other Person unless (A) the Borrower is the corporation surviving such merger or, in the case of any Subsidiary consolidating or merging with a Person other than the Borrower, the surviving entity is a Subsidiary, and (B) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.
(b)    Other than sales of inventory and worn or obsolete equipment in the ordinary course of business, the Borrower will not, and will not permit any Subsidiary to, sell, lease (as lessor) or otherwise transfer, directly or indirectly, any property, unless the aggregate book value of such property as shown by the accounting books and records of the Borrower, together with the aggregate book value of all other property as shown by the accounting books and records of the Borrower (including the aggregate book value of all property which is sold by the Borrower or any Subsidiary in Sale and Leaseback Transactions less the Capitalized Lease Obligations arising therefrom) sold, leased or otherwise transferred pursuant to this subsection (b) after the Effective Date, does not exceed 20% of total consolidated assets of the Borrower and its Subsidiaries determined as of the most recently ended Fiscal Quarter from a consolidated balance sheet of the Borrower prepared in accordance with GAAP.
(c)    The Borrower will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of the capital stock or other equity interests of its respective Subsidiaries (other than intra-company transfers among Subsidiaries, in the ordinary course of business for tax purposes, provided such transactions would not have a Material Adverse Effect) (a “Permitted Disposition”) unless the Borrower shall have delivered to the Administrative Agent on the date of the consummation of such Permitted Disposition an officer’s certificate executed by an authorized officer of the Borrower, which certificate shall (x) certify that no Default or Event of Default shall have occurred and be continuing before and after giving effect to such Permitted Disposition and (y) demonstrate that at the time of such Permitted Disposition the Capitalization Ratio, calculated on a pro forma basis as of the last day of the Fiscal Quarter ending on or prior to the date such Permitted Disposition as if such Permitted Disposition had occurred on such day, would not have been more than 0.65 to 1.0.
Section 5.9    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any material transaction with any Affiliate (other than a transaction between the

Borrower and any Subsidiary or a transaction between Subsidiaries) which transaction is not on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate (an “Arm’s Length Transaction”). Any material transaction with any Affiliate shall be deemed to be an Arm’s Length Transaction if approved by (a) a majority of the Borrower’s directors who are unaffiliated with such Affiliate or (b) a majority of the members of any committee of the Board of Directors of the Borrower who are unaffiliated with such Affiliate.
Section 5.10    Use of Proceeds. The proceeds of (i) the Loans and Letters of Credit shall be used for general corporate and working capital purposes and to refinance the Existing Credit Agreement and other Debt of the Borrower. The proceeds of the Loans made, and the Letters of Credit issued, will not be used by the Borrower, directly or indirectly, in the purchasing or carrying of “margin stock” within the meaning of Regulation U or otherwise in any manner in contravention of Regulation U. Not more than 25% of the assets of the Borrower at any time shall be comprised of margin stock (other than the capital stock of the Borrower which will be immediately retired by the Borrower or held as treasury stock).
Section 5.11    Limitation on Debt. The Borrower will not, nor will it permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except (a) Debt outstanding on the date hereof, (b) the Borrower may incur Debt hereafter if, after giving effect thereto, the Capitalization Ratio is not more than 0.65 to 1.00, (c) Debt of any Subsidiary incurred hereafter and owing to the Borrower or any Subsidiary, and (d) the Subsidiaries may incur Debt hereafter not otherwise permitted by clause (a) of this Section 5.11 if, after giving effect thereto, the aggregate amount outstanding of Debt under clauses (a) and (d) of this Section 5.11, together with the aggregate amount outstanding of Debt of the Borrower and its Subsidiaries secured by Liens, does not exceed at any time 25% of Consolidated Net Worth.
Section 5.12    Limitation on Certain Covenants and Restrictions. The Borrower will not, and will not permit any Subsidiary to, enter into or permit to exist any agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) declare or pay any dividend or (b) make any loan to or Investment in the Borrower or any other Subsidiary; provided that this clause (b) shall not prohibit agreements between the Borrower or any Subsidiary and any Person which require that transactions with any Affiliate (i) be on an “arm’s-length” basis, (ii) be approved by the disinterested directors of the Board of Directors, or (iii) be subject to any substantive or procedural requirements substantially similar to clause (i) or (ii) above.
Section 5.13    Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.
ARTICLE VI

DEFAULTS
Section 6.1    Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)    the Borrower shall fail to pay when due any principal of any Loan or Letter of Credit Obligation, or shall fail to pay within five Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;
(b)    the Borrower shall (i) fail to observe or perform any covenant contained in 5.3(b)(i) (Corporate Existence) with respect to the Borrower, 5.5 (Capitalization Ratio), 5.7 (Negative Pledge), 5.8 (Consolidations, Mergers and Sale of Assets) or 5.10 (Use of Proceeds), or (ii) fail to observe or perform any covenant contained in Section 2.15.7 (Cash Collateralization at Maturity of Loans), Sections 5.1(a), (b), (d) (Information), 5.11 (Limitation on Debt) or 5.12 (Limitation on Certain Covenants and Restrictions) and such failure under this clause (ii) shall continue for a period of five Business Days;
(c)    the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clause (a) or (b) above) and such failure shall continue for a period of thirty (30) days;
(d)    any representation, warranty, certification or statement made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other written document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);
(e)    the Borrower or any Subsidiary shall fail to make payment of any Material Debt when due or within any applicable grace period;
(f)    any event or condition shall occur which enables the holder of Material Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or “put” of such Debt to the Borrower or any Subsidiary) whether or not acceleration of such Debt results;
(g)    the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;
(h)    an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(i)    any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;
(j)    an uninsured judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against the Borrower and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(k)    any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d 3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more in voting power of the outstanding Voting Stock of the Borrower; or, during any period of 24 consecutive calendar months, a majority of the board of directors of the Borrower does not consist of individuals who were (i) directors of the Borrower on the first day of such period, (ii) directors who were selected or whose nomination for election was approved by a vote of at least a majority of the directors then still in office referred to in clause (i) above, or (iii) directors who were selected or whose nomination for election was approved by a vote of at least a majority of the board consisting of directors still in office described in clauses (i) and (ii) above or this clause (iii); or
(l)    the Borrower shall repudiate, or shall challenge the validity or enforceability of its obligations under the Loan Documents or for any reason the Loan Documents shall cease to be in full force and effect (other than in accordance with its terms);
then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Revolving Commitments and they shall thereupon terminate and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Obligations (together with accrued interest thereon) and any other amount payable hereunder to be, and the Obligations and any other amount payable hereunder shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Revolving Commitments shall thereupon terminate and the Obligations (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence of any of the foregoing, the Borrower shall immediately deposit with the Administrative Agent an amount in immediately available funds equal to 105% of the undrawn portion of all Letters of Credit then outstanding, such amount to be held in a separate segregated cash collateral account to secure the Letter of Credit Obligations relating to such undrawn portion.
Section 6.2    Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
ARTICLE VII

THE ADMINISTRATIVE AGENT AND LETTER OF CREDIT ISSUER

Section 7.1    Appointment. The Lenders hereby appoint the Administrative Agent to act as specified herein and in the Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Administrative Agent to take such action on its behalf under the provisions hereof, the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders, or all Lenders to the extent required by the terms of this Agreement) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder and under the Loan Documents, by or through its officers, directors, Administrative Agents, employees or affiliates.
Section 7.2    Nature of Duties. No Administrative Agent-Related Person shall have duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY LOAN DOCUMENTS, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER.

Nothing in this Agreement or in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Administrative Agent-Related Person any obligations in respect of the Agreement or any Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower, and except to the extent expressly set forth in this Agreement or any other Loan Documents, no Administrative Agent-Related Person shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. The Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article VI.
Section 7.3    Exculpation Rights, Etc. Neither the Administrative Agent nor any of its officers, directors, Administrative Agents, employees, affiliates or any Administrative Agent-Related Person shall be liable for any action taken or omitted by them hereunder or under any Loan Document, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. No Administrative Agent-Related Person shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any Loan Document or any other document or the financial condition of the Borrower. No Administrative Agent-Related Person shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any Loan Document or any other document or the financial condition of the Borrower, or the existence or possible existence of any Default or Event of Default unless requested to do so by the Required Lenders. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of this Agreement or the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and if such instructions are requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under this Agreement or any Loan Document until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Administrative Agent-Related Person as a result of such Administrative Agent-Related Person acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 9.5, all of the Lenders.
Section 7.4    Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, facsimile or electronic message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any Loan Document and its duties hereunder to thereunder, upon advice of counsel selected by the Administrative Agent.
Section 7.5    Indemnification. To the extent any Administrative Agent-Related Person is not reimbursed and indemnified by the Borrower, the Lenders, severally, will reimburse and indemnify each Administrative Agent-Related Person for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Administrative Agent-Related Person in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by any Administrative Agent-Related Person under this Agreement or any Loan Document, in its capacity as Administrative Agent (and not as a Lender), in proportion to each Lender’s Revolving Commitment Percentage; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 7.5 shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 7.6    Administrative Agent In Its Individual Capacity. With respect to its Loans and Revolving

Commitments (and its Revolving Commitment Percentage with respect thereto), the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and, to the extent set forth herein, for any other Lender or holder of obligations hereunder. The terms “Lenders”, “holder of obligations” or “Required Lenders” or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of obligations hereunder. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not acting as the Administrative Agent hereunder or under the Loan Documents, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.
Section 7.7    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.
Section 7.8    Holders of Obligations. The Administrative Agent may deem and treat the payee of any obligation hereunder as reflected on the books and records of the Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent pursuant to Section 9.6(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any obligation hereunder shall be conclusive and binding on any subsequent holder, transferee or assignee of such obligation or of any obligation or obligations granted in exchange therefor.
Section 7.9    Resignation by the Administrative Agent.
(a)    The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor the Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.
(b)    Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.
(c)    If a successor Administrative Agent shall not have been so appointed within said fifteen (15) Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Administrative Agent as provided above.
(d)    If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by Administrative Agent, Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.
Section 7.10    Application of Article VII to Letter of Credit Issuer. The provisions of this Article VII and the obligations of the Lenders thereunder shall be deemed equally to apply to, and be for the benefit of, the Letter of Credit Issuer and the Letter of Credit Issuer-Related Persons in connection with their administration of the Letters of Credit, the Letter of Credit Obligations and the terms and provisions of Section 2.15, to the same extent that such provisions apply to the Administrative Agent, the Administrative Agent-Related Persons, the Loans and the Obligations, mutatis mutandis.
Section 7.11    Co-Agents. Nothing in this Agreement shall impose on the Joint Lead Arrangers, the Co-Syndication Agents or the Co-Documentation Agents in such capacities, any duties or obligations.
ARTICLE VIII

CHANGE IN CIRCUMSTANCES
Section 8.1    Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Borrowing or a Base Rate Borrowing as to which the interest rate is determined with reference to LIBOR or a conversion or continuation thereof:
(a)    the Administrative Agent shall determine deposits in dollars (in the applicable amounts) are not being offered to banks in the London interbank Eurodollar market for such Interest Period,
(b)    the Administrative Agent shall determine that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period for such Borrowing, or
(c)    Lenders having 51% or more of the aggregate amount of the Revolving Commitments advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their LIBOR Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make LIBOR Loans and the right of the Borrower to covert any Loan or to continue any Loan as a LIBOR Borrowing shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any LIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, any such LIBOR Borrowing shall instead be made as a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR. With respect to (i) then outstanding LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan, or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR on the last day of such Interest Period; or (ii) with respect to then outstanding Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.
Section 8.2    Illegality. If on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loans to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and all Base Rate Loans shall cease to be determined by reference to LIBOR. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan for which the interest rate is not determined by reference to LIBOR in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Lenders), and such Lender shall make such a Base Rate Loan for which the interest rate is not determined by reference to LIBOR.
Section 8.3    Increased Cost and Reduced Return.
(a)    If on or after the Effective Date, any Change in Law:
(i)    shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) with respect to its LIBOR Loans, its Notes, its obligation to make LIBOR Loans, its Letter of Credit Obligations or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (collectively, its “Covered Credits”); or
(ii)    shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loan any such requirement included in an applicable LIBOR Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the Letter of Credit Issuer or on the United States market for the London interbank market any other condition, cost or expense (other than Taxes) affecting its Covered Credits;
and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or such other Recipient of making, converting to, continuing or maintaining any Covered Credits (or of maintaining its obligations with respect to any Covered Credits), or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office), the Letter of Credit Issuer or other Recipient under this Agreement or under its Note with respect thereto by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender, the Letter of Credit Issuer or other Recipient, as the case may be (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender, the Letter of Credit Issuer or Recipient for such increased cost or reduction.
(b)    If any Lender or the Letter of Credit Issuer shall have determined that, after the Effective Date, any Change in Law has or would have the effect of reducing the rate of return on capital of such Lender or the Letter of Credit Issuer or the Applicable Lending Offices of such Lender or the Letter of Credit Issuer (or the Parent of such Lender or Letter of Credit Issuer) as a consequence of such Lender’s or the Letter of Credit Issuer’s obligations hereunder to a level below that which such Lender or the Letter of Credit Issuer (or the Parent of such Lender or the Letter of Credit Issuer) could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies (and the policies of the Parent of such Lender or the Letter of Credit Issuer) with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Letter of Credit Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or the Letter of Credit Issuer such additional amount or amounts as will compensate such Lender, the Letter of Credit Issuer (or the Parent of such Lender or the Letter of Credit Issuer) for such reduction.

(c)    Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Survival. Each party’s obligations under this Section 8.3 shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 8.4    Base Rate Loans Substituted for Affected LIBOR Loans. If (i) the obligation of any Lender to make LIBOR Loans has been suspended pursuant to Section 8.1 or 8.2 or (ii) any Lender has demanded compensation under Section 8.3(a) and the Borrower shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(a)    all Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Base Rate Loans for which the interest rate is not determined by reference to LIBOR (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Lenders), and
(b)    after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.
(c)    Survival. Each party’s obligations under this Section 8.4 shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 8.5    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 8.3, or requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.3 or Section 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 8.3, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) of this Section 8.5, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense (with the reasonable cooperation of such Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.3 or 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 8.3 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE IX

MISCELLANEOUS
Section 9.1    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on Schedule 9.1 hereto, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided therein. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(b)    Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Article II if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Platform.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Letter of Credit Issuer and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to this Agreement or any Note or the transactions contemplated therein which is distributed to the Administrative Agent, the Letter of Credit Issuer or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
Section 9.2    No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 9.3    Expenses; Documentary Taxes; Indemnification.

(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility, the preparation, negotiation and administration of this Agreement, (ii) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of counsel to the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (iii) all reasonable out-of-pocket expenses of the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) any civil penalty or fine assessed by OFAC against any Lender, the Administrative Agent or the Letter of Credit Issuer and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, as a result of the funding Loans or issuance of any Letter of Credit or the acceptance of payments due under a Loan Document, and (v) all out of pocket expenses incurred by the Administrative Agent, the Letter of Credit Issuer and each Lender, including fees and disbursements of outside counsel, in connection with the enforcement or protection of its rights in connection with this Agreement or the Notes, including its rights under this Section or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower’s obligations to any Lender under clause (v) of this Section 9.3(a) shall arise only upon the occurrence and during the continuance of an Event of Default. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.
(b)    The Borrower agrees to indemnify each Lender, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender each Co-Documentation Agent, each Co-Syndication Agent and each of their respective Affiliates, officers, directors, employees and agents and any other Related Party thereto (each an “Indemnified Party”) and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including, without limitation, by the Administrative Agent in connection with its actions as Administrative Agent hereunder and the Borrower), other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit, or any actual or proposed use of proceeds of Loans hereunder or any actual or proposed use of any Letter of Credit, or (iii) any claim, investigation, litigation or other proceeding (whether or not the Indemnified Party is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans or Letters of Credit or this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby; provided that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party or result from a claim brought by the Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnified Party referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby.

(d)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Commitment Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Letter of Credit Issuer or the Swingline Lender in connection with such capacity.
(e)    Survival. Each party’s obligations under this Section shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 9.4    Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Revolving Note or other Obligation held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any such Note or other Obligation held by such other Lender (other than any such payment made to a Non-Extending Lender pursuant to Section 2.9(b)(ii) or (b)(iii)), the Lender receiving such proportionate greater payment shall purchase such participations in such other Notes or such other Obligations held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to such other Notes or such other Obligations held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or other Obligations; provided, further, that in the event that any Defaulting Lender shall exercise any rights of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application against the liabilities of the Defaulting Lender to the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and each other Lender and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or other Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.
Section 9.5    Amendments and Waivers. Except as set forth below, any provision of this Agreement or the Notes may be amended or waived, or any consent given by, if, but only if, such amendment, waiver or consent is in writing and is signed by the Borrower (in the case of an amendment) and the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and, if the rights or duties of the Administrative Agent, the Letter of Credit Issuer or Swingline Lender are affected thereby, by the Administrative Agent, the Letter of Credit Issuer or Swingline Lender, as the case may be; provided that, no such amendment, wavier or consent shall:
(a)    increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated) or the amount of Loans of any Lender, in each case, without the written consent of such Lender;

(b)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in the second sentence of each of Section 2.6(a) and Section 2.6(b) during the continuance of an Event of Default;
(d)    change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(e)    except as otherwise permitted by this Section 9.5, change any provisions of this Section or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(f)    consent to the assignment or transfer by the Borrower of the Borrower’s rights and obligations under this Agreement or any other Loan Document, in each case, without the written consent of each Lender;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer in addition to the Lenders required above, affect the rights or duties of the Letter of Credit Issuer under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of this Agreement (and such amendment shall become effective without any further action or consent of any other party to this Agreement) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 9.5) or any of the Notes or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.9 (including, without limitation, as applicable, (1) to permit the Revolving Commitment Increases to share ratably in the benefits of this Agreement and the Notes and (2) to include the Revolving Commitment Increase and outstanding Revolving Commitment Increase in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Commitment or any increase in any Lender’s Revolving Commitment Percentage, in each case, without the written consent of such affected Lender.

Section 9.6    Successors and Assigns; Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Administrative Agent and each Lender.
(b)    Participations. Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer at any time grant to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each a “Participant”) participating interests in its Revolving Commitment or any or all of its Loans owing to it and Letter of Credit Obligations, provided that such grant is in a pro rata portion of such Lender’s Revolving Commitment, Revolving Note and Letter of Credit Obligations. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of its obligations hereunder, (iii) the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.3(d) with respect to any payments made by such Lender to its Participant(s). Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 9.5 that directly affects such Participant and could not be affected by a vote of the Required Lenders without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.14, 8.1, 8.2 and 8.3 (subject to the requirements and limitations therein, including the requirements of Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 8.5 as if it were an assignee under paragraph (c) of this Section and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 8.3, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 8.5(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender.
Each Lender that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Assignments. Any Lender may at any time assign to one or more banks or other financial institutions (each an “Assignee”) all, or a proportionate part (such portion to be in an amount equal to or greater than $5,000,000) of all, of its rights and obligations under this Agreement, the Notes and the Letter of Credit Obligations, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement in substantially the form of Exhibit C hereto (an “Assignment and Assumption Agreement”) executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (unless such assignment shall be to any other Lender), the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender, such consents not to be unreasonably withheld and, in the case of the Borrower, the Borrower will be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided, that such grant is in a pro rata portion of such Lender’s Revolving Commitment, Revolving Note and Letter of Credit Obligations; provided further that no assignment shall be made to a natural Person, the Borrower or any of the Borrower’s Subsidiaries or Affiliates or to any Defaulting Lender or its Subsidiaries (or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender); provided further that if an Assignee is an Affiliate of such transferor Lender (including a trust established to administer loans sold by such Lender or its Affiliates to such trust, which trust is and shall continue to be administered by such Lender or an Affiliate thereof) or an Approved Fund, none of the Borrower’s, the Administrative Agent’s, the Letter of Credit Issuer’s or the Swingline Lender’s consent shall be required, provided that such transferor Lender shall remain fully obligated under this Agreement for all funding and payment obligations (except where the Borrower shall have consented to such assignment or if an Event of Default has occurred and is continuing); and provided further that if an Event of Default has occurred and is continuing, the Borrower’s consent shall not be required. Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds (which may be waived by the Administrative Agent, in its sole discretion and which, in the case of a simultaneous assignments to two or more Approved Funds by a Lender, will be payable only once) to the Administrative Agent at its Payment Office in connection with each such assignment written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent of such assignment in the Register and the resulting effect upon the Loans and Letter of Credit Obligations of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of Notes and Letter of Credit Obligations (provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender’s obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption (but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 8.1, 8.2, 8.3 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment), and except as described above, no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14. Each Assignee shall take such Loans, Letter of Credit Obligations and Revolving Commitments subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Borrower of written notice of such transfer, by each previous holder of such Loans, Letter of Credit Obligations and Revolving Commitments. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and Schedule II hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the determination of its Revolving Commitment Percentage (rounded to twelve decimal places), the Loans, the Letter of Credit Obligations and any new Notes to be issued, at the Borrower’s expense, to such Assignee, and no further consent or action by the

Borrower or the Lenders shall be required to effect such amendments.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.
(d)    Certain Pledges. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other documents executed and delivered in connection herewith (including, without limitation, the Note held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower or the Administrative Agent and with the consent of the Borrower and the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Note or Loans to its trustee in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.
(e)    No Assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 8.3 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 8.5 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
(f)    The Borrower hereby designates the Administrative Agent to serve as the Borrower’s Administrative Agent, solely for purposes of this Section 9.6 to maintain a register (the “Register”) on which it will record the Loans made and Letter of Credit Obligations held by each of the Lenders and each repayment in respect of the principal amount of the Loans and Letter of Credit Obligations of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan or Letter of Credit Obligation shall not be effective until the transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loan or Letter of Credit Obligation and prior to such recordation all amounts owing to the transferor with respect to such Loan or Letter of Credit Obligation shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans or Letter of Credit Obligations shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 9.6(c). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan or Letter of

Credit Obligation, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan or Letter of Credit Obligation, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 9.6(f); provided that the Administrative Agent shall not have the right to be indemnified under this Section 9.6(f) for its own gross negligence or willful misconduct.
Section 9.7    Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
Section 9.8    GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.
(a)    Governing Law. This Agreement and each other Loan Document and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or such Loan Document and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to non-exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any Note shall affect any right that the Administrative Agent, any Lender, the Letter of Credit Issuer or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law
Section 9.9    Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic form shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Fee Letters constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
Section 9.10    Confidentiality. Each of the Administrative Agent, each Lender and the Letter of Credit Issuer represents that it will maintain the confidentiality of any written or oral information provided under this

Agreement by or on behalf of the Borrower that is identified by the Borrower at the time as being subject to this Section 9.10 (hereinafter collectively called “Confidential Information”), except that Confidential Information may be disclosed (a) in response to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process or, to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (b) to its bank examiners, auditors, counsel and other professional advisors and to its Affiliates, its Related Parties and other Lenders (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (c) in connection with the exercise of any remedies under this Agreement or any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (d) subject to an agreement containing provisions substantially the same as those of this Section, (e) to Participants, prospective Participants to which sales of participating interests are permitted pursuant to Section 9.6(b), prospective Assignees to which assignments of interests are permitted pursuant to Section 9.6(c), and to credit insurance providers and actual or prospective counterparties (and their advisors) to any swap, securitization or derivative transaction referencing or involving any of its rights or obligations under this Agreement if such Participant, prospective Participant, prospective Assignee or actual or prospective credit insurance provider or counterparty (and their advisors) agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a “Lender” party hereto if such Participant, prospective Participant or prospective Assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a “Lender” party hereto; (f) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement; (g) with the consent of the Borrower; (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Letter of Credit Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (i) to governmental regulatory authorities or other regulatory authority (including any self-regulatory authority such as the National Association of Insurance Commissioners) in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent, such Lender or the Letter of Credit Issuer or any of its subsidiaries or affiliates.
Section 9.11    Patriot Act Notification. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.
Section 9.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.13    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the

Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGMA-ALDRICH CORPORATION, as Borrower

By:	/s/ Jan A. Bertsch
Name:	Jan A. Bertsch
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Kirk A. Richter
Name:	Kirk A. Richter
Title:	Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ Daniel R. Van Aken
Name:	Daniel R. Van Aken
Title:	Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Stephen Bode
Name:	Stephen Bode
Title:	Senior Vice President
Send Notices to: Bank of America, N.A. ATTN: Sherri Mank MO1-800-13-05 800 Market Street St. Louis, MO 63101

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Sabir Hashmy
Name:	Sabir Hashmy
Title:	Senior Vice President

THE BANK OF TOYKO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Christine Howatt
Name:	Christine Howatt
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virgina Cosenza
Name:	Virginia Cosenza
Title:	Vice President
Notice: 60 Wall Street New York, NY 10005 Fax: 212-797-4420

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Sherrese Clark
Name:	Sherrese Clark
Title:	Authorized Signatory

COMMERCE BANK, as Lender

By:	/s/ Melissa Von Alst
Name:	Melissa Von Alst
Title:	Commercial Loan Officer

THE NORTHERN TRUST COMPANY, as Lender

By:	/s/ Fiyaz A. Khan
Name:	Fiyaz A. Khan
Title:	Second Vice President

SCHEDULE I
PRICING SCHEDULE

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
LIBOR Margin	0.575%	0.69%	0.795%	0.9%	1.1%
Facility Fee Rate	0.05%	0.06%	0.08%	0.1%	0.15%
Base Rate Margin	—%	—%	—%	—%	0.1%

“Level I Status” exists at any date if, on such date, the Borrower’s Moody’s Rating is Aa3 or better and the Borrower’s S&P Rating is AA- or better.
“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower’s Moody’s Rating is A1 or better and the Borrower’s S&P Rating is A+ or better.
“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower’s Moody’s Rating is A2 or better and the Borrower’s S&P Rating is A or better.
“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status, and (ii) the Borrower’s Moody’s Rating is A3 or better and the Borrower’s S&P Rating is A- or better.
“Level V Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.
“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.
“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.
“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.
The LIBOR Margin, Facility Fee Rate and Base Rate Margin shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody’s Rating or S&P Rating, Level V Status shall exist. If at any time the Moody’s Rating and S&P Rating would not both have the same Status, the Status associated with the higher rating shall apply unless the Status of the higher rating would be associated with a rating two or more ratings above the lower rating, in which case the Status associated with the rating immediately above the lower rating shall apply.
Notwithstanding the foregoing, no decrease in the LIBOR Margin, Facility Fee Rate or Base Rate Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third (3rd) Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), such decrease shall be effected (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

SCHEDULE II
REVOLVING COMMITMENTS

LENDER	COMMITMENT
Wells Fargo Bank, National Association	$100,000,000
Bank of America, N.A.	$100,000,000
JPMorgan Chase Bank, N.A.	$100,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$75,000,000
U.S. Bank National Association	$75,000,000
Deutsche Bank AG New York Branch	$50,000,000
Morgan Stanley Bank, N.A.	$50,000,000
Commerce Bank	$25,000,000
The Northern Trust Company	$25,000,000
TOTAL REVOLVING COMMITMENTS:	$600,000,000

SCHEDULE 1.1

EXISTING LETTERS OF CREDIT

Letter of Credit NZS445988
Issuer: Wells Fargo Bank, National Association
Beneficiary:  The Travelers Indemnity Companies
Date Issued:  6/19/02
Expiry Date:  5/20/12, but will auto renew to 5/20/13
Amount: $1,200,000.00

SCHEDULE 4.5

LITIGATION

NONE

SCHEDULE 4.6

ERISA

NONE

SCHEDULE 4.9

# Sigma-Aldrich Corporation
# Subsidiaries List as of April 30, 2012

| Name of Entity | | | | Principal Place of Business | Description of Operations | State or country of Incorporation | Year of Incorporation |
|---|---|---|---|---|---|---|---|
| Sigma-Aldrich Corporation - St. Louis, MO | | | | | Manufacturer/Sales Chemicals | Delaware | 1975 |
| 1. | 7, 10, 11, 12 | Sigma-Aldrich Co. LLC | | St. Louis, Missouri | Manufacturer/Sales Chemicals | Delaware | 2011 |
| | | (A) | Sigma Second Street Redevelopment Corporation | St. Louis, Missouri | Real Estate | Missouri | 1983 |
| | | (B) | Barton/Second Streets Redevelopment Corp. | St. Louis, Missouri | Real Estate | Missouri | 1988 |
| | | (C) | Barton Real Estate Holdings, Inc. | St. Louis, Missouri | Real Estate | Missouri | 1988 |
| | | (D) | Sigma Redevelopment Corporation | St. Louis, Missouri | Real Estate | Missouri | 1979 |
| | | (E) | 3506 South Broadway Redevelopment Corp. | St. Louis, Missouri | Real Estate | Missouri | 1995 |
| | | (F) | Second President Properties Company | St. Louis, Missouri | Real Estate | Missouri | 1988 |
| | | (G) | Olive/Ewing/Laclede Redevelopment Corporation | St. Louis, Missouri | Real Estate | Missouri | 2000 |
| | | (H) | Midwest Consultants Co. | St. Louis, Missouri | Real Estate | Missouri | 1971 |
| | | (I) | Sigma-Aldrich China, Inc. | Shanghai, China | Sales of Chemicals | Missouri | 1990 |
| | | (J) | Cerilliant Corporation | Round Rock, Texas | Manufacturer | Texas | 2000 |
| | | (K) | Sigma-Aldrich RTC, Inc. | Laramie Wyoming | Manufacturer | Delaware | 2010 |
| | | (L) | S-A Ace, Inc. | Boyertown, Pennsylvania | Breeding & Sale | Delaware | 2010 |
| | | (M) | Supelco, Inc. | Bellefonte, Pennsylvania | Manufacturer | Delaware | 1996 |
| | | (N) | FMI Holdings, Inc. | St. Louis, Missouri | Dormant/Inactive | Delaware | 1998 |
| | | (O) | Sigma Chemical Corp. | St. Louis, Missouri | Dormant/Inactive | Missouri | 2001 |
| | | (P) 8 | Sigma-Genosys of Texas LLC | The Woodlands, Texas | Manufacturer | Texas | 1987 |
| | | (Q) | Sigma-Aldrich Manufacturing LLC | St. Louis, Missouri | Manufacturer | Missouri | 2004 |
| | | (R) | Aldrich Chemical Co. LLC | Milwaukee, Wisconsin | Manufacturer | Delaware | 1996 |
| | | | (i) GLM Holdings, Inc. | Milwaukee, Wisconsin | Dormant/Inactive | Wisconsin | 1991 |
| | | | (i) Aldrich-Boranes, Inc. | Milwaukee, Wisconsin | Dormant/Inactive | Delaware | 1989 |
| | | | (i) Aldrich-APL, LLC | Urbana, Illinois | Manufacturer | Illinois | 1995 |
| | | (S) | Sigma-Aldrich Business Holdings, Inc. | St. Louis, Missouri | Real Estate | Delaware | 1996 |
| | | | (i) Sigma-Aldrich Research Biochemicals, Inc. | Natick, Massachusetts | Manufacturer | Delaware | 1997 |
| | | (T) | Sigma-Aldrich Lancaster, Inc. | St. Louis, Missouri | Holding Company | Missouri | 1996 |
| | | | (i) Techcare Systems, Inc. | St. Louis, Missouri | Distributor & Sales | California | 1984 |

| Name of Entity | | | Principal Place of Business | Description of Operations | State or country of Incorporation | Year of Incorporation |
|---|---|---|---|---|---|---|
| | (U) | Research Organics, Inc. | Cuyahoga Falls, Ohio | Manufacturer | Ohio | 1966 |
| | (V) | Research Organics Foreign Trade Corporation | Cuyahoga Falls, Ohio | Foreign Trade Corporation | Ohio | 2008 |
| | (W) | S and F Properties, Inc. | Cuyahoga Falls, Ohio | Real Estate | Ohio | 1986 |
| | (X) | KL Acquisition Corp. | St. Louis, Missouri | Holding Company | Missouri | 1990 |
| | | (i) Sigma-Aldrich Rus | Moscow, Russia | Sales of Chemicals | Russia | 2005 |
| | | (i) Chemical Trade Limited | Moscow, Russia | Sales of Chemicals | Russia | 1996 |
| | | (i) MedChem Limited | Moscow, Russia | Sales of Chemicals | Russia | 1997 |
| | | (ii) SAF-Lab | Moscow, Russia | Sales of Chemicals | Russia | 1998 |
| | | (ii) TechMed Biochem Limited | Moscow, Russia | Dormant/Inactive | Russia | 1994 |
| | (Y) | Sigma-Aldrich B.V. | Zwijndrecht, Netherlands | Holding Company | Netherlands | 2000 |
| | | (i)Sigma-Aldrich Chemie Holding GmbH | Munich, Germany | Holding Company | Germany | 1985 |
| | | (ii) Sigma-Aldrich Chemie GmbH | Steinheim, Germany | Manufacturer | Germany | 1974 |
| | | (ii) Sigma-Aldrich Producktions GmbH | Steinheim, Germany | Manufacturer | Germany | 1998 |
| | | (ii) Sigma-Aldrich Biochemie GmbH | Hamburg, Germany | Manufacturer | Germany | 1974 |
| | | (iii) Sigma-Aldrich Laborchemikalien GmbH | Seelze, Germany | Manufacturer | Germany | 1997 |
| | | (i) Sigma-Aldrich Global S.a.r.l. | Luxembourg | Holding Company | Luxembourg | 2010 |
| | | (ii) Sigma-Aldrich S.a.r.l. | Luxembourg | Holding Company | Luxembourg | 2010 |
| | (Z) | Sigma-Aldrich Logistik GmbH | Steinheim, Germany | Distributor | Germany | 2004 |
| | (AA) | Sigma-Aldrich Israel Ltd. | Rehovot, Israel | Manufacturer & Sales | Israel | 1969 |
| | (BB) | [7] Sigma-Aldrich Grundstuecks GmbH & Co. K.G. | Steinheim, Germany | Real Estate | Germany | 1974 |
| 2. | [7] | Sigma-Aldrich Verwaltungs GmbH | Steinheim, Germany | Holding Company | Germany | 1983 |
| 3. | [1, 9, 11] | Sigma-Aldrich, Inc. | St. Louis, Missouri | Sales & Marketing | Wisconsin | 1996 |
| 4. | | Sigma-Aldrich Finance Co. | Hamilton, Bermuda | Holding Company | Missouri | 1996 |
| 5. | | SAFC Hitech, Inc. | Haverhill, Massachusetts | Manufacturing | Delaware | 1996 |
| 6. | | Sigma-Aldrich Insurance Company Ltd. | Hamilton, Bermuda | Insurance Company | Bermuda | 2002 |
| 7. | | SAFC, Inc. | Madison, Wisconsin | Pharmaceuticals | Wisconsin | 1990 |
| 8. | | SAFC-JRH Holding, Inc. | Lenexa, Kansas | Holding Company | Delaware | 1998 |

| Name of Entity | | | | Principal Place of Business | Description of Operations | State or country of Incorporation | Year of Incorporation |
|---|---|---|---|---|---|---|---|
| | | (A) | SAFC Biosciences, Inc. | Lenexa, Kansas | Manufacturer | Delaware | 1994 |
| 9. | | | SAFC Carlsbad, Inc. | Carlsbad, California | Services | California | 2001 |
| 10. | | | Sigma-Aldrich Holding LLC | St. Louis, Missouri | Holding Company | Delaware | 2012 |
| | | (A) | BioReliance Holdings, Inc. | Rockville, Maryland | Holding Company | Delaware | 2007 |
| | | | (i) BioReliance Intermediate, Inc. | Rockville, Maryland | Holding Company | Delaware | 2007 |
| | | | (ii) BioReliance Corporation | Rockville, Maryland | Testing Services | Delaware | 1996 |
| | | | (ii) BioReliance U.K. Acquisition Limited | Glasgow, Scotland UK | Holding Company | United Kingdom | 2007 |
| | | | (iii) BioReliance Limited | Glasgow, Scotland UK | Testing Services | United Kingdom | 1990 |
| | | | (iiii) BioReliance KK | Tokyo, Japan | Sales of Chemicals | Japan | 2008 |
| | | | (iiii) BioReliance Limited India | Bangalore, India | Branch/Liaison Office | India | |
| 11. | [1, 5, 12] | | Sigma-Aldrich (Switzerland) Holding AG | Buchs, Switzerland | Holding Compnay | Switzerland | 1950 |
| | | (A) | Sigma-Aldrich International GmbH | St. Gallen, Switzerland | Manufacturer/Sales Chemicals | Switzerland | 1999 |
| | | | (i) Sigma-Aldrich Chemie GmbH | Buchs, Switzerland | Manufacturer | Switzerland | 2011 |
| | | | (i) Sigma-Aldrich Production GmbH | Buchs, Switzerland | Manufacturer | Switzerland | 1999 |
| | | (B) | Sigma-Aldrich spol. s.r.o. | Praque, Czech Republic | Sales of Chemicals | Czech Republic | 1992 |
| | | | (i) Sigma-Aldrich spol. s.r.o. organizacna-zlozka (Branch) | Bratislava, Slovakia | Sales of Chemicals | Slovakia | 2009 |
| | | (C) | Sigma-Aldrich Denmark A/S | Broenby, Denmark | Sales of Chemicals | Denmark | 1998 |
| | | (D) | Sigma-Aldrich Finland Oy | Helsinki, Finland | Sales of Chemicals | Finland | 1994 |
| | | (E) | Sigma-Aldrich Kft. | Budapest, Hungary | Sales of Chemicals | Hungary | 1993 |
| | | (F) | Sigma-Aldrich Norway AS | Oslo, Norway | Sales of Chemicals | Norway | 1996 |
| | | (G) | Sigma-Aldrich Sp. z.o.o. | Poznan, Poland | Sales of Chemicals | Poland | 1994 |
| | | (H) | Sigma-Aldrich Quimica S.A. | Madrid, Spain | Sales of Chemicals | Spain | 1989 |
| | | | (i) Sigma-Aldrich Quimica S.A. (Branch) | Sintra, Portugal | Sales of Chemicals | Portugal | 1998 |
| | | (I) | Sigma-Aldrich Sweden AB | Stockholm, Sweden | Sales of Chemicals | Sweden | 1954 |
| | | (J) [5] | Sigma-Aldrich Quimica Ltda. (Chile) | Santiago, Chile | Sales of Chemicals | Chile | 2009 |
| | | (K) | Fluka Chemical Corp. | St. Louis, Missouri | Dormant/Inactive | Delaware | 1996 |
| | | (L) | Fluka Chemical Company, Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1967 |
| | | (M) [1, 5] | Sigma-Aldrich de Argentina S.A. | Buenos Aires, Argentina | Sales of Chemicals | Argentina | 1997 |
| | | (N) | Sigma-Aldrich Canada, Ltd. | Oakville, Ontario, Canada | Sales of Chemicals | Canada | 1980 |
| | | (O) | Sigma-Aldrich (Shanghai) Trading Co., Ltd. | Shanghai, China | Sales of Chemicals | China | 2005 |

| Name of Entity | | | Principal Place of Business | Description of Operations | State or country of Incorporation | Year of Incorporation |
|---|---|---|---|---|---|---|
| (P) | | Sigma-Aldrich Hong Kong Holding Limited - Hong Kong | Wan Chai, Hong Kong | Holding Company | Hong Kong | 2007 |
| | | (i) Sigma-Aldrich (Wuxi) Life Science & Technology Co., Ltd. | Jiangsu, China | Manufacturer/Sales Chemicals | China | 2008 |
| (Q) | 8 | Sigma-Aldrich Japan K.K. | Tokyo, Japan | Sales of Chemicals | Japan | 1986 |
| (R) | | Sigma-Aldrich (Pty.) Ltd. | Kempton Park, South Africa | Sales of Chemicals | South Africa | 1995 |
| (S) | 10 | Sigma-Aldrich N.V./S.A. | Bornem, Belgium | Sales of Chemicals | Belgium | 1984 |
| | | (i) Sigma-Aldrich Chemie B.V. | Zwijndrecht, Netherlands | Sales of Chemicals | Netherlands | 1995 |
| (T) | | Sigma-Aldrich Italia S.r.l. | Milan, Italy | Holding Company | Italy | 1987 |
| | | (i) Sigma-Aldrich S.r.l. | Milan, Italy | Sales of Chemicals | Italy | 2000 |
| | | (i) Sigma-Aldrich Handels GmbH | Vienna, Austria | Sales of Chemicals | Austria | 1993 |
| (U) | | Sigma-Aldrich Holding S.a.r.l. | Lyon, France | Holding Company | France | 2005 |
| | 4 | (i)Aldrich Chemical Foreign Holding LLC | St. Louis, Missouri | Holding Company | Missouri | 1989 |
| | | 4 (ii) Sigma-Aldrich Chimie SNC Partnership | Lyon, France | Holding Company | France | 1989 |
| | | (iii) Sigma-Aldrich Chimie S.a.r.l. | Lyon, France | Sales of Chemicals | France | 1987 |
| | 4 | (i)Sigma Chemical Foreign Holding LLC | St. Louis, Missouri | Holding Company | Missouri | 1989 |
| (V) | | Sigma-Aldrich Company Limited | Poole, England | Manufacturer/Sales Chemicals | United Kingdom | 1987 |
| | | (i) Sigma- Aldrich Holdings Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1985 |
| | | (ii) Sigma-Genosys Limited | Poole, England | Dormant/Inactive | United Kingdom | 1997 |
| | | (ii) Sigma Chemical Co. Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1963 |
| | | (iii)Wessex Biochemicals Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1963 |
| | | (ii) Aldrich Chemical Co. Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1959 |
| | | (iii) Webnest Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1973 |
| | | (ii) Bristol Organics Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1970 |
| | | (ii) B-Line Systems Limited | Poole, England | Dormant/Inactive | United Kingdom | 1990 |
| | | (ii) UFC Ltd. | Poole, England | Dormant/Inactive | United Kingdom | 1983 |
| | | (i) Pharmorphix Limited | Poole, England | Dormant/Inactive | United Kingdom | 2003 |

| | | Name of Entity | Principal Place of Business | Description of Operations | State or country of Incorporation | Year of Incorporation |
|---|---|---|---|---|---|---|
| | | (i) SAFC Biosciences Limited | Andover, England | Manufacturer | United Kingdom | 1999 |
| | | (i) Epichem Group Limited | Bromborough, England | Holding Company | United Kingdom | 1989 |
| | | (ii) SAFC Hitech Limited | Bromborough, England | Manufacturer | United Kingdom | 1982 |
| | | (ii) SAFC Hitech Taiwan Co. Ltd. | Kaohsuing, Taiwan | Manufacturer/Sales Chemicals | Taiwan | 2001 |
| | | (ii) SAFC Hitech (Shanghai) Co. Ltd. | Waigaopiao, China | Sales of Chemicals | China | 2004 |
| | | (ii) SAFC Hitech Korea Ltd. | Kyunggi do, Korea | Dormant/Inactive | Korea | 2005 |
| 12. | [8, 9, 12] | Sigma-Aldrich Foreign Holding Co.- St. Louis | St. Louis, Missouri | Holding Company | Missouri | 1989 |
| (A) | [6] | Sigma-Aldrich Oceania Pty. Limited | Castle Hill, NSW, Australia | Holding Company | Australia | 2005 |
| | [6] | (i) Sigma-Aldrich Pty., Limited | Castle Hill, NSW, Australia | Sales of Chemicals | Australia | 1991 |
| | | (ii) SAFC Biosciences Pty. Ltd. | Victoria, NSW, Australia | Manufacturer | Australia | 2002 |
| | | (ii) Proligo Australia Pty. Limited | Castle Hill, NSW, Australia | Dormant/Inactive | Australia | 1997 |
| | [6] | (i) Sigma-Aldrich Australian General Partnership | Castle Hill, NSW, Australia | Holding Company | Australia | 2005 |
| | | (i) Sigma-Aldrich New Zealand Ltd. | Auckland, New Zealand | Sales of Chemicals | New Zealand | 2005 |
| | | Sigma-Aldrich (OM) Ltd. | Athens, Greece | Sales of Chemicals | Greece | 1997 |
| | | Sigma-Aldrich India (Branch) | Bangalore, India | Branch/Liaison Office | India | 1992 |
| | | Sigma-Aldrich Financial Services Limited | Dublin, Ireland | Holding Company | United Kingdom | 1998 |
| | [2] | Sigma-Aldrich Pte. Ltd. | Singapore, Singapore | Sales of Chemicals | Singapore | 1994 |
| | | (i) Sigma-Aldrich (M) Sdn. Bhd. | Selangor, Malaysia | Sales of Chemicals | Malaysia | 1997 |
| | [2] | (i) Sigma-Aldrich Chemicals Private Ltd. | Bangalore, India | Manufacturer/Sales Chemicals | India | 2003 |
| | | (i) Sigma-Aldrich Pte. Ltd. VN R.O. (Branch) | Ho Chi Minh City, Vietnam | Branch/Liaison Office | Vietnam | 2008 |
| | | (i) Sigma-Aldrich Holding Ltd. | Kyunggi do, Korea | Holding Company | Korea | 1995 |
| | | (ii) Sigma-Aldrich Korea Ltd. | Kyunggi do, Korea | Sales of Chemicals | Korea | 2006 |
| | [13] | (i) Sigma-Aldrich Quimica, S.A. de C.V. | Toluca, Mexico | Sales of Chemicals | Mexico | 1993 |
| | | Silverberry Limited | Arklow, Ireland | Holding Company | Ireland | 1999 |
| | | (i) Shrawdine Limited | Arklow, Ireland | Holding Company | Ireland | 1999 |
| | | (ii) Sigma-Aldrich Ireland Ltd. | Arklow, Ireland | Manufacturer/Sales Chemicals | Ireland | 1997 |
| | | (iii) SAFC Arklow Limited | Arklow, Ireland | Dormant/Inactive | Ireland | 1982 |
| | [9] | Sigma-Aldrich Brasil Ltda. | Sao Paulo, Brazil | Sales of Chemicals | Brazil | 1992 |
| | | (i) Vetec Quimica Fina Ltda. | Rio de Janeiro, Brazil | Manufacturer/Sales Chemicals | Brazil | 1978 |
| | [11] | Sigma-Aldrich (Thailand) Co., Ltd. | Bangkok, Thailand | Sales of Chemicals | Thailand | 2010 |

SCHEDULE 5.7

EXISTING LIENS

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
Sigma-Aldrich Corporation
MO Secretary of State - UCC Liens	1/28/2013	UCC	Sumner Group Inc.	UCC-1	20080009850C	1/28/2008	Image Runner and Accessories
MO Secretary of State - UCC Liens	3/12/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080027660B	3/12/2008	04 LVO SIGMA TP T61 15.0; 50 LVO SIGMA TP T61 15.0; 13 LVO SIGMA TP T61 15.0; 18 LVO SIGMA TP T61 15.0; 03 LVO SIGMA TP T61 15.0
MO Secretary of State - UCC Liens	4/21/2013	UCC	Sumner Group Inc.	UCC-1	20080043951C	4/21/2008	Image Runner and Accessories

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
MO Secretary of State - UCC Liens	4/21/2013	UCC	Commerce Bank, N.A.	UCC-1	20080046780G	4/21/2008	All equipment leased to S-A Corp. under Lease Schedule No. 040 to Master Lease Agreement No. 1000546 dated as of January 13, 2003
MO Secretary of State - UCC Liens	6/26/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080071591E	6/26/2008	34 Lenovo laptop computers/ 3 Lenovo desktop computers with monitors
MO Secretary of State - UCC Liens	9/4/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080096715K	9/4/2008	45 LVO SIGMA TP T61 15.0
MO Secretary of State - UCC Liens	9/22/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080102573K	9/22/2008	1 APPLE MBP 2.4 GHZ 2 GB 200GB; 1 APPLE IMAC 2.0 20 250GB 1; 30 LVO TC M57 E2160 80GB 1GB; 02 LVO TC M57 E2160 80GB 1GB; 35 LVO SIGMA TP T61 15.0

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
MO Secretary of State - UCC Liens	9/22/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080102746A	9/22/2008	06 EMULEX DUAL PT 4GB PCIE HB; 18 HP 8GB KIT PC2-5300 FBD; 18 HP 8GB KIT PC2-5300 FBD; 03 HP FL580 G5 MEMORY BOARD; 06 HP 72GB; 3G PLUGG SAS 15K; 03 HP DL580 G5 X7350 8GB 4P B
MO Secretary of State - UCC Liens	10/8/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080108763G	10/8/2008	85 LENOVO TC M57 DESKTOP COMPUTERS; 22 LENOVO SIGMA TP T61 LAPTOP COMPUTERS
MO Secretary of State - UCC Liens	10/9/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080109203G	10/9/2008	86 LENOVO SIGMA TP T61 LAPTOPS; 42 LENOVO TS TP X61 LAPTOPS
MO Secretary of State - UCC Liens	11/12/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080122600B	11/12/2008	Equipment lease described in Annex plus all other types of office equipment

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
MO Secretary of State - UCC Liens	12/15/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080131143E	12/15/2008	46 - LENOVO THINK CENTRE COMPUTERS
MO Secretary of State - UCC Liens	12/15/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080131173H	12/15/2008	26 LENOVO LAPTOP COMPUTERS / 95 LENOVO DESKTOP COMPUTERS
MO Secretary of State - UCC Liens	12/15/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	20080131177A	12/15/2008	81 LENOVO LAPTOP COMPUTERS; 2 LENOVO DESKTOP COMPUTERS
MO Secretary of State - UCC Liens	1/21/2014	UCC	CIT Technology Financing Services, Inc.	UCC-1	20090007507A	1/21/2009	LVO SIGMA TP T500 P8400 80
MO Secretary of State - UCC Liens	4/28/2014	UCC	CIT Technology Financing Services, Inc.	UCC-1	20090041742M	4/28/2009	40 - LENOVO THINK CENTRE DESKTOP COMPUTERS
MO Secretary of State - UCC Liens	5/22/2014	UCC	CIT Technology Financing Services, Inc.	UCC-1	20090051325J	5/22/2009	40 LENOVO SIGMA TC M58P E8400 16

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
MO Secretary of State - UCC Liens	5/22/2014	UCC	CIT Technology Financing Services, Inc.	UCC-1	20090051417M	5/22/2009	LENOVO SIGMA THINKPADS T500 P8400 AND LENOVO TP T500 P8400
MO Secretary of State - UCC Liens	7/6/2014	UCC	Commerce Bank, N.A.	UCC-1	20090067641G	7/6/2009	All equipment leased to S-A Corp. under Lease Schedule No. 041 to Master Lease Agreement No. 1000546-041 dated as of January 15, 2003
DE Secretary of State - UCC Liens	8/20/2014	UCC	Commerce Bank, N.A.	UCC-1	42381525	8/20/2004	All equipment now or hereafter leased to S-A Corp. under Master Lease No. 1000546-011 including but not limited to Equipment, items and products listed on the attached Exhibit A.

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	1/27/2015	UCC	Commerce Bank, N.A.	UCC-1	50321779	1/27/2005	All equipment leased to S-A Corp under Master Lease No. 1000546-012 including but not limited to equipment, items and products listed on the attached Exhibit A.
DE Secretary of State - UCC Liens	5/18/2012	UCC	IBM Credit LLC	UCC-1	71892156	5/18/2007	D69664, D69665, D69667, D69668, D69746, D69751, D69753, D69756, D69760, D71987, D72217, D72223, D72491, D72551, D72759: IBM Equipment Type 2008 8215 8808 999E Hewlett Packard Server
DE Secretary of State - UCC Liens	5/25/2012	UCC	IBM Credit LLC	UCC-1	71986784	5/25/2007	D68135: IBM Equipment Type 7310 9110 9115 9131 9992 9SSR

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	6/22/2012	UCC	IBM Credit LLC	UCC-1	72381431	6/22/2007	D70174, D72214, D73888, D75409, D76687, D76688, D78787, D78793, D78799, D78811, D78815, D79534, D79817: IBM Equipment Type 999E 8808 2008
DE Secretary of State - UCC Liens	7/5/2012	UCC	IBM Credit LLC	UCC-1	72539822	7/5/2007	D78804, D78805, D80725, D82604: IBM Equipment Type 2008 8808 Hewlett Packard Server
DE Secretary of State - UCC Liens	7/12/2012	UCC	IBM Credit LLC	UCC-1	72627312	7/12/2007	D81857, D82168, D82603: IBM Equipment Type 2008 8808
DE Secretary of State - UCC Liens	7/25/2012	UCC	IBM Credit LLC	UCC-1	72804028	7/25/2007	D83938, D84192, D84998, D85596, D85598: IBM Equipment Type Hewlett Packard Server 8808 2008
DE Secretary of State - UCC Liens	8/17/2012	UCC	IBM Credit LLC	UCC-1	73142584	8/17/2007	D91085: IBM Equipment Type 7014 9110 9131 9992

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	9/13/2012	UCC	IBM Credit LLC	UCC-1	73474987	9/13/2007	D88600, D90779, D92938, D94587, D94781, D94782, D96700: IBM Equipment Type 2008 999E Cisco Systems Router/Bridges Hewlett Packard Server 9229
DE Secretary of State - UCC Liens	9/17/2012	UCC	Cisco Systems Capital Corporation	UCC-1	73509071	9/17/2007	all equipment and any and all schedules entered into or prepared in connection with any master agreement
DE Secretary of State - UCC Liens	9/24/2012	UCC	IBM Credit LLC	UCC-1	73595815	9/24/2007	D87179, D88599, D90014, D90016, D90019, D91383, D97858, D97864: IBM Equipment Type 2008 8808
DE Secretary of State - UCC Liens	10/1/2012	UCC	IBM Credit LLC	UCC-1	73700290	10/1/2007	F00733, F00737, F02379: IBM Equipment Type Hewlett Packard Server 8808 999E

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	10/25/2012	UCC	IBM Credit LLC	UCC-1	74055538	10/25/2007	F03463, F04358, F04363, F05114: IBM Equipment Type 8808 6464
DE Secretary of State - UCC Liens	11/6/2012	UCC	IBM Credit LLC	UCC-1	74222047	11/6/2007	D84236, F00627, F03365: IBM Equipment Type 9131 9992 9110 9994 BGP 846 9133
DE Secretary of State - UCC Liens	11/28/2012	UCC	IBM Credit LLC	UCC-1	74495981	11/28/2007	F04544, F10800, F10802, F20803, F10804, F10805, F10806, F10807, F10808, F10809, F10810, F10812, F10885, F10934: IBM Equipment Type 8808 2008 999E Hewlett Packard Server 2007 6464
DE Secretary of State - UCC Liens	11/30/2012	UCC	IBM Credit LLC	UCC-1	74536032	11/30/2007	F10880, F10881, F10882: IBM Equipment Type 8808 6464
DE Secretary of State - UCC Liens	12/26/2012	UCC	IBM Credit LLC	UCC-1	74868971	12/26/2007	F10874, F10875: IBM Equipment Type 2007 8808

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	12/31/2012	UCC	IBM Credit LLC	UCC-1	74925052	12/31/2007	F10876, F10877, F10879, F10937, F18429, F18433, F18441, F20356, F20357, F21600: IBM Equipment Type 2008 6464 8808 8811 Hewlett Packard Server
DE Secretary of State - UCC Liens	1/9/2013	UCC	CIT Communications Finance Corporation	UCC-1	80099273	1/9/2008	equipment leased to S-A Corp pursuant to Lease No. X631770, Avaya Inc. Call Management System - CMS, PBX, Professional Services
DE Secretary of State - UCC Liens	4/9/2013	UCC	IBM Credit LLC	UCC-1	81246329	4/9/2008	F35555: 7014-T42, 7042-CR4, 7316-TF3, 8204-E8A, 9992-003, 9994-001
DE Secretary of State - UCC Liens	4/17/2013	UCC	CIT Technology Financing Services, Inc.	UCC-1	81350295	4/17/2008	10 LVO SIGMA TP T61 15.0 4 LVO SIGMA TP 15.022 LO SIGMA TC M57 E2160
DE Secretary of State - UCC Liens	5/21/2013	UCC	IBM Credit LLC	UCC-1	81745486	5/21/2008	F47011: 9229-78U

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	6/2/2013	UCC	IBM Credit LLC	UCC-1	81868221	6/2/2008	F43137, F46379, F46383: 2005-B16, 3584-D53, 3584-L53, 3588-F4A, 9992-003, 7031-D24, 7314-T42, 9994-001
DE Secretary of State - UCC Liens	6/4/2013	UCC	IBM Credit LLC	UCC-1	81905122	6/4/2008	F40869: 1410-4RX, 1814-72B, 7978-C1U, 8852-4XU, 9992-003, 9994-001
DE Secretary of State - UCC Liens	6/11/2013	UCC	Banc of America Leasing & Capital, Inc.	UCC-1	81988664	6/11/2008
CLARiiON CX-3-20F; RACK 40U-60, CX-4PDAE, CX-4G15-73, CX-4G10-300, V-CX207315K, PW40U-60-US, C-MODEM-US, NAV-DPKIT, NAVAGT-VMWKIT, CS32F-KIT, NAV32-DP, MDS-PW3-US, MDS-9124-4GSW, MDS-9124-PWR, MDS-9124-8

DE Secretary of State - UCC Liens	7/23/2013	UCC	CIT Communications Finance Corporation	UCC-1	82527099	7/23/2008	Lease No. X631770, Avaya Inc. S8730 Media Server w/G650 Media Gateway

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	10/23/2013	UCC	Banc of America Leasing & Capital, Inc.	UCC-1	83580428	10/23/2008
1 CLARiiON AX4-5F with: 2 AX4-5DAE, 30 AX-SS15-3 00; 1 V-AX4530015K; 1 AX4-5SPS; 1 AX4-5EXPAN; 3 AX4-5TELRA IL, 3 AX4-5CTO; 1 AXSPST-2GB; 1 SWU-PREHW-N08; 2 SWU-PREHW-N09; 1 NAVAX4-5; 2 MDS-9124; 2 MDS-PW80US; 2 MDS-PW8-CAB; 2 MDS-9124-PWR

DE Secretary of State - UCC Liens	12/8/2013	UCC	IBM Credit LLC	UCC-1	84059257	12/8/2008	F70686, F70924: 70145-T42, 7314-G30, 8203-E4A, 8204-E8A, 9992-003; 9992-007, 9BPP-004, 9117-MMA
DE Secretary of State - UCC Liens	3/23/2014	UCC	CIT Communications Finance Corporation	UCC-1	90909678	3/23/2009	Lease No. X631770, Avaya Inc. S8730 Media Server w/G650 Media Gateway
DE Secretary of State - UCC Liens	4/6/2014	UCC	CIT Communications Finance Corporation	UCC-1	91081170	4/6/2009	Lease No. X631770, Avaya Inc. S88300B Media Server

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	4/28/2014	UCC	Banc of America Leasing & Capital, Inc.	UCC-1	91341889	4/28/2009	1 Centera CNR4N5MBAG4 with: 1 CNRRK, 2 PW40U-US, 1 CAT6CB L25, 1 CNR1PH, 1 CNR4N5MEXG4, 1 CNRGPLLIC, 2 CNR4NMSWG4, 1 CNRSW-PPM-PRM, 1 WARCNRHWPRM
DE Secretary of State - UCC Liens	6/16/2014	UCC	IBM Credit LLC	UCC-1	91924627	6/16/2009	F93719: 7014-T42, 7031-D24, 8203-E4A, 8204-E8A, 9992-003, 9BPP-004
DE Secretary of State - UCC Liens	6/24/2014	UCC	IBM Credit LLC	UCC-1	92030077	6/24/2009	F94092: 8204-E8A, 9992-003, 9BPP-004, 9SSR-001
DE Secretary of State - UCC Liens	7/21/2014	UCC	IBM Credit LLC	UCC-1	92340278	7/21/2009	F98230, G01108: 7014-T42, 8204-E8A, 9992-003, 9994-001, 9BPP-004
DE Secretary of State - UCC Liens	9/15/2014	UCC	IBM Credit LLC	UCC-1	92952809	9/15/2009	G07805: 8204-E8A, 9992-003, 9BPP-004

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	9/17/2014	UCC	IBM Credit LLC	UCC-1	92972427	9/17/2009	G12281: 8204-E8A, 9992-003, 9BPP-004
DE Secretary of State - UCC Liens	10/5/2014	UCC	IBM Credit LLC	UCC-1	93194872	10/5/2009	G14670: HPKS-LK8 Hewlett Packard -XEON QUAD CORE 2.93 GHZ BB SE
DE Secretary of State - UCC Liens	11/12/2014	UCC	IBM Credit LLC	UCC-1	93636245	11/12/2009	G17720, G18540, G18541, G18546, G18549, G18550, G18553, G18569, G19192: 2241-3WU, 999E-004, 999E-005, 6137-A1U, 9991-LUM, HPKS-INI Hewlett Packard-XEON QUAD CORE 2.4GHZ 6GB SE
DE Secretary of State - UCC Liens	12/18/2014	UCC	IBM Credit LLC	UCC-1	94067903	12/18/2009	G20851, G20860, G20867, G21454, G21460, G22282, G22285, G22562, G22608, G23796: 6137-A1U, 2241-5ZU, 7977-E3U, 7459-5FU, 999E-004

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	1/5/2015	UCC	IBM Credit LLC	UCC-1	26934	1/5/2010	G23794, G24556, G24558, G25778, G25779: 2241-5ZU, 999E-004, 6137-A1U
DE Secretary of State - UCC Liens	1/11/2015	UCC	IBM Credit LLC	UCC-1	87290	1/11/2010	G24561, G25771, G26501: 6137-A1U, 999E-004, 7459-5FU
DE Secretary of State - UCC Liens	1/21/2015	UCC	TCF Equipment Finance, Inc.	UCC-1	222673	1/21/2010	all equipment, inventory, software and other personal property described on the Equipment List or Invoice
DE Secretary of State - UCC Liens	1/25/2015	UCC	IBM Credit LLC	UCC-1	257422	1/25/2010	G21427, G22263, G22265, G22269, G22270, G22284, G23807, G26502: 999E-004, 999E-006, HPKS-TTI, Hewlett Packard-XEON QUAD CORE 2.53 GHZ 6GB S, 999E-001, 6137-A1U, 999E-002

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	2/12/2015	UCC	IBM Credit LLC	UCC-1	484976	2/12/2010	G29998, G30035: 7014-T42, 7042-CR5, 7316-TF3, 8204-E8A, 9117-MMA, 9992-003, 9994-001, 9BPP-004, 9SSR-001
DE Secretary of State - UCC Liens	2/16/2010	UCC	IBM Credit LLC	UCC-1	507537	2/16/2010	G28206, G28208, G28414, G28416, G29074, G29143, G29144, G29150, G29151, G29152, G29153, G29473, G29475: 2241-5ZU, 999E-004, 6137-A1U, 4158-WEP, 999E-005
DE Secretary of State - UCC Liens	2/24/2015	UCC	IBM Credit LLC	UCC-1	623045	2/24/2010	G28413, G29145, G29147, G30540, G31186: 4105-58U, 6137-A1U, 2054-E11, 2109-C36, 2812-A14, 3584-D53, 3588-F4A, 3592-E05, 9992-003, 9994-001, 9BPP-004, 9SSR-001
DE Secretary of State - UCC Liens	3/2/2015	UCC	IBM Credit LLC	UCC-1	702591	3/2/2010	G29471, G30185, G30537, G31417, G31418: 7459-5FU, 6137-A1U, 2241-5ZU

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	3/3/2015	UCC	IBM Credit LLC	UCC-1	714562	3/3/2010	G26892, G28204, G29148, G29476, G30780: 7014-T42, 8203-E4A, 9992-003, 9BPP-004, 9SSR-001, 6137-A1U, 999E-006, HPKS-TTI Hewlett Packard-XEON QUAD CORE 2.53 GHZ 6GB S
DE Secretary of State - UCC Liens	3/9/2015	UCC	Banc of America Leasing & Capital, Inc.	UCC-1	776793	3/9/2010	2 MDS-PW8-US2 MDS-91242 MDS-9124-PWR1 AX4-5F4 AX4-5DAE5 AX-SS07-01045 AX-SS15-3001 V-AX4530015K1 AX4-5SPS5 AX4-5CTO1 AX4-5EXPAN1 NAVAX4-51 PS-BAS-4HSME1, PS-BAS-AX4MSS1 CE-VALPAKAX1 M-PRESW-001
DE Secretary of State - UCC Liens	3/12/2015	UCC	IBM Credit LLC	UCC-1	850887	3/12/2010	G26900: 8233-E8B, 9992-003, 9994-001, 9BPP-004, 9SSR-001

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	3/12/2015	UCC	IBM Credit LLC	UCC-1	859219	3/12/2010	G29073, G32556, G32557, G32559, G32562, G32564, G32566, G33034, G33035, G33105, G33109, G33111, G33116, G33117, G33118: 2241-3WU, 999E-004, 7459-5FU, 6137-AI1, 999E-005, 2241-5ZU
DE Secretary of State - UCC Liens	3/18/2015	UCC	Banc of America Leasing & Capital, Inc.	UCC-1	935282	3/18/2010	2 Centera CNR2N1FUPG4LP
DE Secretary of State - UCC Liens	4/9/2015	UCC	IBM Credit LLC	UCC-1	1243983	4/9/2010	G35201, G35203, G35822, G35824, G35825, G35826, G35827, G35829, G35831, G35833: 7459-5FU, 6137-A1U, 2241-5ZU
DE Secretary of State - UCC Liens	4/28/2015	UCC	IBM Credit LLC	UCC-1	1484157	4/28/2010	G33907, G35168, G35413, G37465, G37466, G37467, G37468, G37469, G37503, G37505, G37506, G37511, G37512, G37516, G38096

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	5/12/2015	UCC	IBM Credit LLC	UCC-1	1665524	5/12/2010	G40024, G40025, G40131, G40132, G40138
DE Secretary of State - UCC Liens	6/11/2015	UCC	IBM Credit LLC	UCC-1	2047540	6/11/2010	G44079, G44080, G44106, G44107, G44560, G44562, G44565, G44566, G44567
DE Secretary of State - UCC Liens	6/22/2015	UCC	IBM Credit LLC	UCC-1	2180531	6/22/2010	G40777, G40778, G43305, G43652, G43653, G43656, G43659, G44077, G44078, G45080, G45081
DE Secretary of State - UCC Liens	8/12/2015	UCC	IBM Credit LLC	UCC-1	2823254	8/12/2010
G50421, G50435, G50443, G50445, G50448, G50450, G50467, G50468, G50469, G50470, G50471, G50472, 50474, G50477, G50478, G50479, G50480, G50481, G50482, G50483, G50485, G50521, G50914, G50916, G50917, G50919, G50920, G50921

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	8/25/2015	UCC	IBM Credit LLC	UCC-1	2979270	8/25/2010	G51511, G51513, G51515, G51516, G51519, G51521, G51526, G51531, G51534, G51701, G52001, G52004, G52005, G52010, G52557
DE Secretary of State - UCC Liens	9/7/2015	UCC	IBM Credit LLC	UCC-1	3111881	9/7/2010	G51527, G51528, G51529, G51530, G51995, G52555, G53363, G53365
DE Secretary of State - UCC Liens	9/9/2015	UCC	IBM Credit LLC	UCC-1	3146754	9/9/2010	G51527, G51528, G51529, G51530, G51995, G52555, G53363, G53365
DE Secretary of State - UCC Liens	9/24/2015	UCC	IBM Credit LLC	UCC-1	3347337	9/24/2010	G51696
DE Secretary of State - UCC Liens	9/29/2015	UCC	IBM Credit LLC	UCC-1	3396979	9/29/2010	G54637, G54639, G54640, G56238, G56388, G57693, G57699
DE Secretary of State - UCC Liens	10/27/2015	UCC	IBM Credit LLC	UCC-1	3766577	10/27/2010	G58995

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	10/28/2015	UCC	IBM Credit LLC	UCC-1	3786963	10/28/2010	G53083, G57696, G58935
DE Secretary of State - UCC Liens	11/18/2015	UCC	IBM Credit LLC	UCC-1	4046326	11/18/2010	G62373, G62401, G62403, G62404, G62406, G62850, G62851, G62853, G62854, G63926
DE Secretary of State - UCC Liens	12/22/2015	UCC	IBM Credit LLC	UCC-1	4564237	12/22/2010	G66825, G66827, G66828, G66829, G67351, G67352, G67369, G67371, G67375, G67382
DE Secretary of State - UCC Liens	12/28/2015	UCC	IBM Credit LLC	UCC-1	4612820	12/28/2010	G62237, G66830, G67376
DE Secretary of State - UCC Liens	1/1/2016	UCC	IBM Credit LLC	UCC-1	10000045	1/1/2011	G68287
DE Secretary of State - UCC Liens	2/2/2016	UCC	IBM Credit LLC	UCC-1	10398225	2/2/2011	G74028, G74029, G74030, G74031, G74033, G74034, G74035, G74684, G74686, G74687, G74688

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	2/8/2016	UCC	IBM Credit LLC	UCC-1	10452840	2/8/2011	G69553
DE Secretary of State - UCC Liens	2/9/2016	UCC	IBM Credit LLC	UCC-1	10487218	2/9/2011	G74689, G75464, G75465, G75468, G75469
DE Secretary of State - UCC Liens	2/22/2016	UCC	IBM Credit LLC	UCC-1	10649858	2/22/2011	G75529
DE Secretary of State - UCC Liens	3/1/2016	UCC	IBM Credit LLC	UCC-1	10751696	3/1/2011	G76628, G76633, G76635, G76637, G76639, G77024, G77025, G77059, G77061
DE Secretary of State - UCC Liens	5/26/2016	UCC	IBM Credit LLC	UCC-1	12021718	5/26/2011	G84464
DE Secretary of State - UCC Liens	6/1/2016	UCC	IBM Credit LLC	UCC-1	12095316	6/1/2011	G88916

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	6/2/2016	UCC	IBM Credit LLC	UCC-1	12118837	6/2/2011	G84672, G84997, G86131, G86141, G86233, G86307, G86308, G86316, G86317, G86319, G86320, G86322, G86323, G86324, G86326, G86328, G87404, G87405, G87726, G87727, G87729
DE Secretary of State - UCC Liens	7/6/2016	UCC	IBM Credit LLC	UCC-1	12586389	7/6/2011	G87403, G87728, G89014, G89015, G89016, G89017, G89018, G89019, G89020, G89021, G89022, G89026, G89027, G89028, G89388, G89389, G90166, G90167, G91231, G91233, G91854, G91855
DE Secretary of State - UCC Liens	7/20/2016	UCC	IBM Credit LLC	UCC-1	12801655	7/20/2011	G63200, G63203, G63206, G63538, G63539, G63541, G63543, G63544, G64380, G64382, G65011, G65015, G65015, G65018, G65020, G65535

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	7/21/2016	UCC	IBM Credit LLC	UCC-1	12825688	7/21/2011	G91990
DE Secretary of State - UCC Liens	8/3/2016	UCC	IBM Credit LLC	UCC-1	13005215	8/3/2011	G95623
DE Secretary of State - UCC Liens	9/20/2016	UCC	IBM Credit LLC	UCC-1	13612085	9/20/2011	H00347
DE Secretary of State - UCC Liens	9/23/2016	UCC	IBM Credit LLC	UCC-1	13671529	9/23/2011	H00967, H00971
DE Secretary of State - UCC Liens	9/27/2016	UCC	Konica Minolta Business USA Inc.	UCC-1	13704908	9/27/2011	BIZHUB PRINTER/COPIER
DE Secretary of State - UCC Liens	10/13/2016	UCC	Konica Minolta Business USA Inc.	UCC-1	13950956	10/13/2011	BIZHUB
DE Secretary of State - UCC Liens	10/24/2016	UCC	Konica Minolta Business USA Inc.	UCC-1	14098615	10/24/2011	BIZHUB

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	10/25/2016	UCC	Konica Minolta Business USA Inc.	UCC-1	14104892	10/25/2011	BIZHUB
DE Secretary of State - UCC Liens	10/25/2016	UCC	Konica Minolta Business USA Inc.	UCC-1	14106285	10/25/2011	BIZHUB
DE Secretary of State - UCC Liens	10/31/2016	UCC	IBM Credit LLC	UCC-1	14198902	10/31/2011	H01790, H03219, H03220, H03221, H03225, H03227, H03228, H03229, H03231, H03236, H03427, H03945, H03947, H04060, H04061, H04061, H04063, H04064
DE Secretary of State - UCC Liens	11/21/2016	UCC	IBM Credit LLC	UCC-1	14468867	11/21/2011	H05603, H05606, H05607, H05608
DE Secretary of State - UCC Liens	12/1/2016	UCC	IBM Credit LLC	UCC-1	14595735	12/1/2011	G91573

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	12/21/2016	UCC	IBM Credit LLC	UCC-1	14916279	12/21/2011	H05099, H05838, H07251, H07254, H07255, H07256, H07262, H07263, H07382, H07383, H07866, H07867, H07869, H07871
DE Secretary of State - UCC Liens	12/22/2016	UCC	IBM Credit LLC	UCC-1	14938091	12/22/2011	H05834, H05835, H06199, H08093, H08094
DE Secretary of State - UCC Liens	12/27/2016	UCC	IBM Credit LLC	UCC-1	14974146	12/27/2011	H08452
DE Secretary of State - UCC Liens	2/1/2017	UCC	North American Communications Resource, Inc.	UCC-1	20413718	2/1/2012	Avaya Telecommunication equipment
DE Secretary of State - UCC Liens	2/13/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	20570251	2/13/2012	Various computer equipment Schedule No. 001 to Master Lease No. 8466 Dell
DE Secretary of State - UCC Liens	2/16/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	20631749	2/16/2012	Various computer equipment Schedule No. 001 to Master Lease No. 8466 Dell

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	2/21/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	20673535	2/21/2012	Various computer equipment Schedule No. 001 to Master Lease No. 8466 Dell
DE Secretary of State - UCC Liens	3/30/2017	UCC	IBM Credit LLC	UCC-1	21236555	3/30/2012	H10968
DE Secretary of State - UCC Liens	4/2/2017	UCC	IBM Credit LLC	UCC-1	21269051	4/2/2012	H13483, H14409
DE Secretary of State - UCC Liens	4/9/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	21552316	4/9/2012	Various computer equipment Schedule No. 001 to Master Lease No. 8466 Dell
DE Secretary of State - UCC Liens	4/9/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	21554890	4/9/2012	Schedule No. 002 to Lease Agreement 8466 dated 1/13/12 Dell
DE Secretary of State - UCC Liens	4/16/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	21592890	4/16/2012	Various computer equipment Schedule No. 001 to Master Lease No. 8466 Dell

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
DE Secretary of State - UCC Liens	4/18/2017	UCC	CHG-Meridian US Finance, Ltd.	UCC-1	21602863	4/18/2012	Schedule No. 002 to Lease Agreement 8466 dated 1/13/12 Dell
Sigma-Aldrich Co.
MO Secretary of State - UCC Liens	6/12/2014	UCC	CIT Technology Financing Services, Inc.	UCC-1	20090059157K	6/12/2009	office equipment and products, computers, security systems and other items of equipment
SAFC Biosciences, Inc.
KS Secretary of State - UCC Liens	4/14/2013	UCC	Raymond Leasing Corporation	UCC-1	70560854	4/14/2008	02883615H51260 BATTERY MANUF: C&D MACHINE: 36V MODEL
Cerilliant Corporation
TX Secretary of State - UCC Liens	6/7/2015	UCC	General Electric Capital Corporation	UCC-1	10-0016139243	6/7/2010	All equipment under certain Equipment Lease Agreement No. 7508396-003
Sigma-Aldrich Israel Ltd.

Jurisdiction	Thru Date	Findings	Current Secured Party of Record	File Type	File #	File Date	Collateral Description
Israel	1/2018	Company Registrar	Israeli Government			1/2011	Floating charges (lien) of all the Machinery, Equipment, Tools, Devices, and Real Estate of all types and kinds as they are today, and as they will be at any time in the future

SCHEDULE 9.1

NOTICE INFORMATION

Sigma-Aldrich Corporation
3050 Spruce Street
St. Louis, Missouri 63103
Attention: Jan A. Bertsch – Executive Vice President and Chief Financial Officer
Telephone: (314) 898-4645
Facsimile: (314) 286-8051

With a copy to:

Sigma-Aldrich Corporation
3050 Spruce Street
St. Louis, Missouri 63103
Attention: George L. Miller – Senior Vice President, General Counsel and Secretary
Telephone: (314) 286-7443
Facsimile: (314) 286-8072

Wells Fargo Bank, National Association
230 W. Monroe Street
Chicago, IL 60606
Attention:  Siamak Saidi
Telephone:  312-845-4523
Facsimile:  312-553-4783

EXHIBIT A-1

REVOLVING NOTE
Chicago, Illinois
May 10, 2012

FOR VALUE RECEIVED, the undersigned, SIGMA-ALDRICH CORPORATION, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of ____________ (the “Lender”), the principal sum of ____________ DOLLARS ($______), or, if less, the aggregate unpaid principal amount of the Revolving Loans (as defined in the Credit Agreement which is hereinafter defined; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement, on the Revolving Loan Termination Date, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. The unpaid principal amount hereof shall bear interest at a fluctuating rate per annum equal to the appropriate fluctuating rate per annum for the Revolving Loans evidenced hereby, as determined from time to time in accordance with the provisions of the Credit Agreement; provided, however, that following the occurrence and during the continuance of an Event of Default, the Borrower promises to pay the Lender interest on the unpaid principal amount hereof at the default rate as provided in the Credit Agreement. Prior to maturity, whether by acceleration or otherwise, accrued interest shall be payable at such times as set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Interest shall be computed as provided in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the Payment Office, in immediately available funds. The Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on the Revolving Loan and Principal Payments Schedule attached hereto which is part of this Note. Amounts advanced hereunder may be repaid and reborrowed from time to time as provided for in the Credit Agreement.

This Promissory Note is a Revolving Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May 10, 2012 (as amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the financial institutions signatory thereto (the “Lenders”), and Wells Fargo Bank, National Association as Administrative Agent (the “Administrative Agent”) for the Lenders, the terms, covenants, conditions, provisions, stipulations and agreements of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

THE BORROWER HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST OR NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE NEW YORK BUT OTHERWISE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW).

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note as of the date first written above.

SIGMA-ALDRICH CORPORATION
By:______________________________
Name: ___________________________
Title: ____________________________

By:______________________________
Name: ___________________________
Title: ____________________________

Schedule attached to Revolving Note of
SIGMA-ALDRICH CORPORATION

payable to the order to

[Insert name of Lender]
______________________________________________________________________________
REVOLVING LOANS AND PRINCIPAL PAYMENTS
______________________________________________________________________________

Date and Revolving Loan Number	Amount of Revolving Loan and Interest Rate	Amount of Payment and Revolving Loan Number to which Applied	Principal Remaining Unpaid	Balance Notation Made By

EXHIBIT A-2

SWINGLINE NOTE
Chicago, Illinois
May 10, 2012

FOR VALUE RECEIVED, the undersigned, SIGMA-ALDRICH CORPORATION, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, National Association (the “Swingline Lender”), the principal sum of FIFTY MILLION DOLLARS ($50,000,000), or, if less, the aggregate unpaid principal amount of the Swingline Loans (as defined in the Credit Agreement which is hereinafter defined; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement, on the Revolving Loan Termination Date, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. The unpaid principal amount hereof shall bear interest at a fluctuating rate per annum equal to the appropriate fluctuating rate per annum for the Swingline Loans evidenced hereby, as determined from time to time in accordance with the provisions of the Credit Agreement; provided, however, that following the occurrence and during the continuance of an Event of Default, the Borrower promises to pay the Lender interest on the unpaid principal amount hereof at the default rate as provided in the Credit Agreement. Prior to maturity, whether by acceleration or otherwise, accrued interest shall be payable at such times as set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Interest shall be computed as provided in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the Payment Office, in immediately available funds. The Swingline Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on the Swingline Loan and Principal Payments Schedule attached hereto which is part of this Note. Amounts advanced hereunder may be repaid and reborrowed from time to time as provided for in the Credit Agreement.

This Promissory Note is a Swingline Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May 10, 2012 (as amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the financial institutions signatory thereto (the “Lenders”), and Wells Fargo Bank, National Association as Administrative Agent (the “Administrative Agent”) for the Lenders, the terms, covenants, conditions, provisions, stipulations and agreements of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

THE BORROWER HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST OR NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.
THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE NEW YORK BUT OTHERWISE WITHOUT REGARD TO PRINCIPLES

OF CONFLICT OF LAW).

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note as of the date first written above.

SIGMA-ALDRICH CORPORATION
By:______________________________
Name: ___________________________
Title: ____________________________

By:______________________________
Name: ___________________________
Title: ____________________________

Schedule attached to Swingline Note of
SIGMA-ALDRICH CORPORATION

payable to the order to

Wells Fargo Bank, National Association
______________________________________________________________________________
SWINGLINE LOANS AND PRINCIPAL PAYMENTS
______________________________________________________________________________

Date and Swingline Loan Number	Amount of Swingline Loan and Interest Rate	Amount of Payment and Swingline Loan Number to which Applied	Principal Remaining Unpaid	Balance Notation Made By

EXHIBIT B

FORM OF OPINION
(Attached)

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1	Assignor:

2	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3	Borrower:	Sigma-Aldrich Corporation

4	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5	Credit Agreement:	The Credit Agreement dated as of May 10, 2012 among Sigma-Aldrich Corporation, the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent

[1]	Select as applicable

6	Assigned Interest:

Aggregate Amount of Revolving Commitment/Revolving Loans for all Lenders	Amount of Revolving Commitment/Revolving Loans Assigned	Percentage Assigned of Revolving Commitment/ Revolving Loans [2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By:    _____________________
Title:
ASSIGNEE

[NAME OF ASSIGNEE]

By:    ______________________
Title:

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Letter of Credit Issuer and Swingline Lender

By:    _____________________________
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/Revolving Loans of all Lenders thereunder.

[Consented to:] 3

SIGMA-ALDRICH CORPORATION, as Borrower

By:    _____________________________
Title:

By:    _____________________________
Title:

[3]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Wells Fargo Bank, National Association
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below
230 West Monroe
Chicago, Illinois 60606
Attn: Siamak Saidi

Ladies and Gentlemen:

This certificate is furnished to you by Sigma-Aldrich Corporation (the “Borrower”), pursuant to Section 5.1(c) of that certain Credit Agreement, dated as of May 10, 2012, among the Borrower, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), concurrently with the delivery of the financial statements required pursuant to Sections 5.1(a) and (b) of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned, on behalf of the Borrower, hereby certifies that:
(A)    no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;
(B)    the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 5.5, 5.7 and 5.11 of the Credit Agreement, are true and correct as of _______ 4 (the “Computation Date”); and
(C)    if the financial statements of the Borrower being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.
The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this __ day of ______.

SIGMA-ALDRICH CORPORATION
By:
Name:
Title	Chief Financial Officer

By:
Name:
Title

[4]	The last day of the accounting period for which financial statements are being concurrently delivered.

SCHEDULE 1

Computations

Section 5.5 Capitalization Ratio and Pricing Schedule
Period: Fiscal Quarter ended _____________
1. Maximum Permitted:	0.65:1.0
2. Actual:
(a) Consolidated Debt as of the period referred to above:	$______
(b) Consolidated Debt plus Consolidated Net Worth for the period referred to above:	$______
(c) Ratio of (a) to (b):	___:1.0
Section 5.7(d) Negative Pledge and Section 5.11(d) Limitation on Debt
1. 25% of the Consolidated Net Worth as of the date of this certificate:	$______
2. Borrower’s aggregate outstanding Debt as described in Section 5.7(a):	$______
3. Borrower’s aggregate outstanding Debt as described in Section 5.7(b):	$______
4. Borrower’s aggregate outstanding Debt as described in Section 5.7(d):	$______
5. Subsidiaries’ aggregate outstanding Debt as described in Section 5.11(a):	$______
6. Subsidiaries’ aggregate outstanding unsecured Debt as described in Section 5.11(d):	$______
7. (2) plus (3) plus (4) plus (5) plus (6):	$______
8. If (1) is greater than (7), then Borrower is in compliance with Sections 5.7(d) and 5.11(d)	Yes____ No ____

ATTACHMENT 1
DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT

ATTACHMENT 2
DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP

EXHIBIT E

FORM OF NOTICE OF BORROWING

[Date]
Wells Fargo Bank, National Association
as Agent for the Lenders party to the
Credit Agreement referred to below
1525 W WT Harris Blvd  Charlotte, NC 28262
MAC D1109-019
Attn: Latocia Attidzah
Phone 704-590-2755
Fax 704-715-0194

Email:	ellissia.attidzah@wellsfargo.com;
agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:
The undersigned, Sigma-Aldrich Corporation, refers to the Credit Agreement, dated as of May 10, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent for such Lenders, and hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing, as required by Section 2.2(a) of the Credit Agreement:
(i)    The requested Borrowing Date for the proposed Borrowing (which is a Business Day) is _______.
(ii)    The aggregate amount of the proposed Borrowing is $ _____.
(iii)    The type of Loans comprising the proposed Borrowing are [Swingline] [Revolving] Loans.
(iv)    The type of Loans comprising the proposed Borrowing are [Base Rate] [LIBOR] Loans. The aggregate amount of proposed Base Rate Loans is $_____. The aggregate amount of proposed LIBOR Loans is $______.
(v)    The duration of the Interest Period for each LIBOR Loan made as part of the proposed Borrowing, if applicable, is _____ months (which shall be 1, 2, 3, 6, 9 or 12 months). [To be included in the case of a LIBOR Borrowing.]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    The representations and warranties contained in Article IV of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(b)    No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;
(c)    The Capitalization Ratio will not be greater than 0.65 to 1.00, after giving effect to the proposed Borrowing; and
(d)    The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans plus the aggregate amount of outstanding Letters of Credit Obligations, to exceed the combined Revolving Commitments of the Lenders.

Very truly yours,

SIGMA-ALDRICH CORPORATION
By:
Name:
Title

By:
Name:
Title

EXHIBIT F

FORM OF NOTICE OF CONVERSION/CONTINUATION

Wells Fargo Bank, National Association
as Agent for the Lenders party to the
Credit Agreement referred to below
1525 W WT Harris Blvd  Charlotte, NC 28262
MAC D1109-019
Attn: Latocia Attidzah
Phone 704-590-2755
Fax 704-715-0194

Email:	ellissia.attidzah@wellsfargo.com;
agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:
The undersigned, Sigma-Aldrich Corporation, refers to the Credit Agreement, dated as of May 10, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent for such Lenders, and hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such [conversion] [continuation], as required by Section 2.2(b) of the Credit Agreement:
(i)    The date of the proposed [conversion] [continuation] is ______ (which shall be a Business Day).
(ii)    The aggregate amount of the Loans proposed to be [converted] [continued] is $_____. [Specify which part is to be converted and which part is to be continued, if appropriate.] The type of Loans to be [continued] [converted] are [Base Rate Loans] [LIBOR Loans].
(iii)    The amount of the Borrowing which is to be [converted into] [continued as] a LIBOR Borrowing is $_____. The duration of the requested Interest Period applicable thereto is _____ months (which shall be 1, 2, 3, 6, 9 or 12 months).

The undersigned hereby certifies that before and after giving effect to the proposed [conversion] [continuation] and to the application of the proceeds therefrom, no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

Very truly yours,

SIGMA-ALDRICH CORPORATION
By:
Name:
Title

By:
Name:
Title

EXHIBIT G

FORM OF LENDER ASSUMPTION AGREEMENT

LENDER ASSUMPTION AGREEMENT, dated __________, 20___ (this “Agreement”), to the Credit Agreement, dated as of May 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sigma-Aldrich Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.8 thereof that any bank, financial institution or other entity may extend Revolving Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Agreement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Agreement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $[__________].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

SIGMA-ALDRICH CORPORATION

By:
Name:
Title:

By:
Name:
Title:
Acknowledged as of the date first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sigma-Aldrich Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sigma-Aldrich Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of May 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sigma-Aldrich Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of May 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sigma-Aldrich Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]